                                                                  EXHIBIT 10.1.7





                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT







                                 BY AND BETWEEN

                         CONGRESS FINANCIAL CORPORATION
                                    AS LENDER


                                       AND


                             CHARMING SHOPPES, INC.
                       CHARMING SHOPPES OF DELAWARE, INC.
                              CSI INDUSTRIES, INC.
                                       AND
                                FB APPAREL, INC.
                                  AS BORROWERS


                                       AND


                       CHARMING SHOPPES OF DELAWARE, INC.
                               AS BORROWERS' AGENT




                            DATED: NOVEMBER 30, 1995

                                TABLE OF CONTENTS

SECTION 1.   DEFINITIONS..........................................................................     - 2 -

SECTION 2.   CREDIT FACILITIES....................................................................    - 12 -
         2.1  Revolving Loans.....................................................................    - 12 -
         2.2  Letter of Credit Accommodations.....................................................    - 13 -
         2.3  Availability Reserves...............................................................    - 15 -
         2.4  Acknowledgement of Existing Obligations.............................................    - 15 -

SECTION 3.   INTEREST AND FEES....................................................................    - 16 -
         3.1  Interest............................................................................    - 16 -
         3.2  Closing Fee.........................................................................    - 17 -
         3.3  Servicing Fee.......................................................................    - 18 -
         3.4  Unused Line Fee.....................................................................    - 18 -
         3.5      Changes in Laws and Increased Costs of Loans....................................    - 18 -
         3.6  Compensation Adjustment.............................................................    - 19 -

SECTION 4.  CONDITIONS PRECEDENT..................................................................    - 20 -
         4.1  Conditions Precedent to Initial Loans and Letter of Credit Accommodations...........    - 20 -
         4.2  Conditions Precedent to All Loans and Letter of Credit Accommodations...............    - 23 -

SECTION 5.   GRANT OF SECURITY INTEREST...........................................................    - 23 -
         5.1  Collateral..........................................................................    - 23 -
         5.2  Excluded Collateral.................................................................    - 24 -
         5.3  Release or Return of Congress Cash Collateral.......................................    - 24 -
         5.4  Real Property of Development Companies..............................................    - 25 -

SECTION 6.   COLLECTION AND ADMINISTRATION........................................................    - 25 -
         6.1  Borrowers' Loan Accounts............................................................    - 25 -
         6.2  Statements..........................................................................    - 25 -
         6.3  Collection of Accounts and Proceeds of Sales of Inventory...........................    - 25 -
         6.4  Payments............................................................................    - 27 -
         6.5  Authorization to Make Loans.........................................................    - 27 -
         6.6  Use of Proceeds.....................................................................    - 28 -

SECTION 7.   COLLATERAL REPORTING AND COVENANTS...................................................    - 28 -
         7.1  Collateral Reporting................................................................    - 28 -
         7.2  Accounts Covenants..................................................................    - 29 -
         7.3  Inventory Covenants.................................................................    - 31 -
         7.4  Equipment Covenants.................................................................    - 32 -
         7.5  Power of Attorney...................................................................    - 32 -
         7.6  Right to Cure.......................................................................    - 33 -
         7.7  Access to Premises..................................................................    - 33 -

SECTION 8.   REPRESENTATIONS AND WARRANTIES.......................................................    - 34 -
         8.1  Corporate Existence, Power and Authority; Subsidiaries..............................    - 34 -
         8.2  Financial Statements; No Material Adverse Change....................................    - 34 -
         8.3  Chief Executive Office; Collateral Locations........................................    - 34 -

         8.4  Priority of Liens; Title to Properties..............................................    - 35 -
         8.5  Tax Returns.........................................................................    - 35 -
         8.6  Litigation..........................................................................    - 35 -
         8.7  Compliance with Other Agreements and Applicable Laws................................    - 35 -
         8.8  Environmental Compliance............................................................    - 36 -
         8.9  Employee Benefits...................................................................    - 37 -
         8.10 Accuracy and Completeness of Information............................................    - 37 -
         8.11 Interrelated Businesses.............................................................    - 37 -
         8.12 Survival of Warranties; Cumulative..................................................    - 38 -

SECTION 9.   AFFIRMATIVE AND NEGATIVE COVENANTS...................................................    - 38 -
         9.1  Maintenance of Existence; Subsidiaries..............................................    - 38 -
         9.2  New Collateral Locations............................................................    - 39 -
         9.3  Compliance with Laws, Regulations, Etc..............................................    - 39 -
         9.4  Payment of Taxes and Claims.........................................................    - 40 -
         9.5  Insurance...........................................................................    - 40 -
         9.6  Financial Statements and Other Information..........................................    - 41 -
         9.7  Sale of Assets, Consolidation, Merger, Dissolution, Etc.............................    - 42 -
         9.8  Encumbrances........................................................................    - 43 -
         9.9  Indebtedness........................................................................    - 44 -
         9.10 Loans, Investments, Guarantees, Etc.................................................    - 45 -
         9.11 Dividends and Redemptions...........................................................    - 46 -
         9.12 Transactions with Affiliates........................................................    - 46 -
         9.13 Adjusted Net Worth..................................................................    - 47 -
         9.14 Compliance with ERISA...............................................................    - 47 -
         9.15 Use of Fashion Bug Card.............................................................    - 47 -
         9.16 Costs and Expenses..................................................................    - 48 -
         9.17 Further Assurances..................................................................    - 48 -

SECTION 10.   EVENTS OF DEFAULT AND REMEDIES......................................................    - 49 -
         10.1  Events of Default..................................................................    - 49 -
         10.2  Remedies...........................................................................    - 51 -

SECTION 11.   JURY TRIAL WAIVER; OTHER WAIVERS
              AND CONSENTS; GOVERNING LAW       ..................................................    - 52 -
          11.1  Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.............    - 52 -
          11.2  Waiver of Notices.................................................................    - 53 -
          11.3  Amendments and Waivers............................................................    - 53 -
          11.4  Waiver of Counterclaims; Punitive Damages and Consequential Damages...............    - 54 -
          11.5  Indemnification...................................................................    - 54 -

SECTION 12.  TERM OF AGREEMENT; MISCELLANEOUS.....................................................    - 54 -
         12.1  Term...............................................................................    - 54 -
         12.2  Appointment of Borrowers' Agent....................................................    - 56 -
         12.3  Notices............................................................................    - 56 -
         12.4  Partial Invalidity.................................................................    - 56 -
         12.5  Successors.........................................................................    - 56 -
         12.6  Confidentiality....................................................................    - 57 -
         12.7  Entire Agreement...................................................................    - 57 -

                                    INDEX TO
                             EXHIBITS AND SCHEDULES



       Omnibus Schedule 2       Eligible Inventory Locations (Section 1.25)

       Omnibus Schedule 1       Subsidiaries (Section 8.1)

       Omnibus Schedule 2       Collateral Locations (Section 8.3)

       Omnibus Schedule 13      Existing Liens (Sections 8.4 and 9.8)

       Omnibus Schedule 16      Tax Returns (Section 8.5)

       Omnibus Schedule 8       Litigation (Section 8.6)

       Omnibus Schedule 9       Defaulted Agreement (Section 8.7)

       Omnibus Schedule 11      Environmental Matters (Section 8.8)

       Omnibus Schedule 12      Existing Indebtedness (Section 9.9)

       Omnibus Schedule 14      Existing Investments and Guarantees (Sections 9.9 and 9.10)

                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT


         This Amended and Restated Loan and Security Agreement dated November 30, 1995 is entered into by and among (a) Congress Financial Corporation, a California corporation ("Lender"), (b) Charming Shoppes, Inc., a Pennsylvania corporation ("Parent"), Charming Shoppes of Delaware, Inc., a Pennsylvania corporation ("CS Delaware"), CSI Industries, Inc., a Delaware corporation ("CSI") and FB Apparel, Inc., an Indiana corporation ("FB Apparel"; and, together with Parent, CS Delaware, CSI and FB Apparel, hereinafter referred to individually as a "Borrower" and collectively as "Borrowers") and (c) CS Delaware in its capacity as agent for itself as a Borrower and for the other Borrowers ("Borrowers' Agent").

                                   WITNESETH:

         WHEREAS, Borrowers, together with the other members of the Apparel Group (as hereinafter defined), operate a chain of retail stores which sell apparel and certain related businesses; and

         WHEREAS, Borrowers, Borrowers' Agent and Lender are parties to that certain Loan and Security Agreement, dated October 24, 1995 (the "Existing Loan Agreement", as hereinafter further defined) pursuant to which Lender has made loans and provided other financial accommodations to CS Delaware, CSI and FB Apparel, which have been fully guaranteed by Parent; and

         WHEREAS, Lender has entered or is about to enter into the Trade Financing Agreement (as hereinafter defined) with the Additional L/C Debtors (as hereinafter defined) pursuant to which Lender will, upon certain terms and conditions, provide Additional L/C Accommodations (as hereinafter defined) to each of the Additional L/C Debtors, with the Additional L/C Debt (as hereinafter defined) relating thereto being guaranteed by the Borrowers, the Obligors (as hereinafter defined) and each of the other Additional L/C Debtors and secured by the Collateral (as hereinafter defined), the other property which is security for the Obligations (as hereinafter defined) and the Additional L/C Collateral (as hereinafter defined); and

         WHEREAS, Borrowers have requested that Lender continue to make loans and provide other financial accommodations to CS Delaware, CSI and FB Apparel, and to provide the Additional L/C Accommodations to the Additional L/C Debtors and, upon and after the date hereof, to increase the Maximum Credit under the Existing Loan Agreement and make loans and provide other financial accommodations to Parent; and

         WHEREAS, Lender is willing to increase the Maximum Credit under the Existing Loan Agreement and make such loans and provide such other financial accommodations, subject to the terms and conditions set forth herein and in the other Financing Agreements (as hereinafter defined); and

         WHEREAS, the parties to the Existing Loan Agreement desire to amend and restate the Existing Loan Agreement in its entirety and amend certain of the Financing Agreements (as such term is defined in the Existing Loan Agreement) as hereinafter provided in connection therewith;

         NOW, THEREFORE, in consideration of the foregoing, the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that the Existing Loan Agreement is hereby amended and restated in its entirety as provided below and further agree as follows (the covenants, warranties and agreements of Borrowers, except as otherwise expressly set forth herein, being joint and several):


SECTION 1.   DEFINITIONS

         All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to Borrowers shall, unless the context otherwise expressly provides, mean any one Borrower and all Borrowers, individually and collectively, jointly and severally. All references to Borrowers, Borrowers' Agent, Parent, Additional L/C Debtors, Obligors and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. The words "this Agreement" and words of similar import when used in this Agreement shall mean, unless the context otherwise requires, the Existing Loan Agreement as amended and restated hereby. An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section
11.3. Any accounting term used herein unless otherwise defined in this Agreement shall have the meanings customarily given to such term in accordance with GAAP. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

         1.1 "Accounts" shall mean all of each Borrower's accounts and other rights to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance.

         1.2 "Additional L/C Accommodations" shall mean the letters of credit, guarantees and other financial accommodations provided by Lender to the Additional L/C Debtors pursuant to the Trade Financing Agreement.

         1.3 "Additional L/C Collateral" shall mean the "Collateral" as defined on the date hereof in the Trade Financing Agreement.

         1.4 "Additional L/C Debt" shall mean, collectively, the reimbursement obligations with respect to the Additional L/C Accommodations and other indebtedness owed by the Additional L/C Debtors to Lender pursuant to the Trade Financing Agreement.

         1.5 "Additional L/C Debtors" shall mean, individually and collectively, Sentani Trading Limited, Trimoland Limited, Huambo Limited, Loyal Paradise Limited, Sentani Trading (Macau) Limited and CS Insurance Ltd.

         1.6 "Adjusted Cash Flow" shall mean as to any applicable period, (1) the consolidated net income of Parent and its consolidated Subsidiaries for such period, after all expenses and other proper charges, but before any deduction for income tax expense and extraordinary losses or any addition for income tax benefits and extraordinary gains during such period, determined in accordance with GAAP, plus (2) the sum of all depreciation, amortization and other noncash charges (to the extent deducted in determining net income) for such period, minus (3) the sum of (i) all cash payments of income taxes by Parent and its consolidated Subsidiaries during such period, (ii) the aggregate amount of all capital expenditures by Parent or its consolidated Subsidiaries during such period, to the extent not financed by the incurrence of indebtedness by Parent or any consolidated Subsidiary and (iii) all earnings during such period attributable to equity interests in any Person that is not a consolidated Subsidiary unless actually received by Parent or any consolidated Subsidiary.

         1.7 "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing (1) the Eurodollar Rate for such Interest Period by (2) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

         1.8 "Adjusted Net Worth" shall mean as to any Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its subsidiaries (if any), the amount equal to: (a) the difference between: (i) the aggregate net book value of all assets of such Person and its subsidiaries, calculating the book value of inventory for this purpose on a first-in-first-out basis at the lower of cost or market as determined by the retail method (average cost basis), after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and (ii) the aggregate amount of the indebtedness and other liabilities of such Person and its subsidiaries (including tax and other proper accruals) plus (b) indebtedness of such Person and its subsidiaries which is subordinated in right of payment to the full and final payment of all of the Obligations on terms and conditions acceptable to Lender.

          1.9 "Apparel Group" shall mean, collectively, Borrowers and US Subsidiaries which are Obligors.

          1.10 "Availability Reserves" shall mean, as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount of Revolving Loans and Letter of Credit Accommodations which would otherwise be available to Borrowers or (with respect to Additional L/C Accommodations) to Additional L/C Debtors under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, do or may affect either
(i) the Collateral, the Additional L/C Collateral or any other property which is security for the Obligations or its value, (ii) the assets, business or prospects of any Borrower, or any other Obligor or (iii) the security interests and other rights of Lender in the Collateral or any other property which is security for the Obligations (including the enforceability, perfection and priority thereof) or (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of any Borrower or any Obligor or any additional L/C Debtor to Lender is or may have been incomplete, inaccurate or misleading in any material respect or (c) in respect of any state of facts which Lender determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

         1.11 "Bank Group" shall mean, individually and collectively, CoreStates Bank, N.A., Mellon Bank, N.A., Chemical Bank, The Hong Kong and Shanghai Banking Corporation and Marine Midland Bank, N.A., and their respective successors and assigns.

         1.12 "Bank Group Agreements" shall have the meaning ascribed thereto in the Intercreditor Agreement.

         1.13 "Blocked Accounts" shall have the meaning set forth in Section 6.3 hereof.

         1.14 "Business Day" shall mean (a) for the Prime Rate Loans, any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York or the Commonwealth of Pennsylvania, and a day on which the Reference Bank and Lender are open for the transaction of business, and (b) for all Eurodollar Rate Loans, any such day as described in (a) above in this definition of Business Day, excluding any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

         1.15 "Cash Equivalents" shall mean, individually and collectively, (a) securities with maturities of one year or less from the date of acquisition thereof issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition thereof and overnight bank deposits with any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-2 by Standard and Poor's Rating Group ("S&P") or P-2 by Moody's Investors Service, Inc. ("Moody's""), (e) securities with maturities of one year or less from the date of acquisition thereof issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of one year or less from the date of acquisition thereof backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

         1.16 "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

         1.17 "Collateral" shall have the meaning set forth in Section 5 hereof.

         1.18 "Concentration Accounts" shall mean, individually and collectively, the concentration and cash management deposit account maintained by CS Delaware at each of Mellon Bank, N.A. and CoreStates Bank, N.A.

         1.19 "Congress Cash Collateral" shall mean, collectively, the sum of $7,000,000 or cash equivalents or securities having a value of not less than such amount pledged by Parent to Lender on the date hereof as security for the Obligations, including, without limitation, Parent's reimbursement obligations to Lender pursuant to the terms hereof for any draw under the Prepayment L/C and the interest accruing thereon to the extent not paid to Parent.

         1.20 "Credit Card Agreements" shall mean all agreements now or hereafter entered into by Parent or a Subsidiary with any Credit Card Issuer or Credit Card Processor, as the same may now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.21 "Credit Card Issuer" shall mean any person (including, without limitation, the Financing Subsidiaries) who issues or whose members issue credit cards used by customers of the Retail Store Subsidiaries to purchase goods, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards, and American Express, Discover, Diners Club, Carte Blanche, the Fashion Bug Card and other non-bank credit or debit cards.

         1.22 "Credit Card Processor" shall mean any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment from a Credit Card Issuer or Credit Card Processor and other procedures with respect to any sales transactions of the Retail Stores involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

         1.23 "Credit Card Receivables" shall mean all accounts consisting of the present and future rights of Parent or any Subsidiary of Parent (including, without limitation, Borrowers and the Retail Store Subsidiaries) to payment by Credit Card Issuers or Credit Card Processors for merchandise sold and delivered to customers of the Retail Stores who have purchased such goods using a credit card or a debit card issued by a Credit Card Issuer.

         1.24 "Development Companies" shall mean, individually and collectively, the nine (9) retail store real property development corporations as to which all of the stock thereof is owned by Kafco Development Co., Inc.

         1.25 "Eligible Inventory" shall mean Inventory of each Borrower and of each Retail Store Subsidiary, consisting of finished goods held for resale in the ordinary course of the business of such Borrower or such Retail Store Subsidiary, which are acceptable to Lender based on the criteria set forth below and are located only at the premises set forth on Part A to Omnibus Schedule 2 hereto; provided, that, with respect to any such premises of any of Borrowers not owned by such Borrower, Lender shall have received an agreement in writing from the person in possession of such Inventory and/or the owner or operator of such premises (including, without limitation, any other Borrower) in form and substance satisfactory to Lender acknowledging Lender's first priority security interest in the Inventory, waiving security interests and claims by such person against the Inventory and permitting Lender access to, and the right to remain on, the premises so as to exercise Lender's rights and remedies and otherwise deal with the Collateral. In general, Eligible Inventory shall not include (a) raw materials for such finished goods, (b) work-in-process; (c) components which are not part of finished goods; (d) spare parts for equipment; (e) packaging and shipping materials; (f) supplies used or consumed in such Borrower's or such Retail Store Subsidiary's business; (g) Inventory in transit to Borrowers or any Retail Store Subsidiary or at premises other than those set forth on Omnibus
Schedule 1 hereto (except Inventory in transit (i) to a warehouse location of Borrowers listed on Omnibus Schedule 2 hereto, which Inventory is located in the United States, has cleared United States customs and with respect to which all United States import duties and foreign and domestic freight charges has been paid, (ii) to the United States for which the foreign vendor thereof has been paid the entire purchase price therefor and which is the subject of an ocean bill of lading in the possession of a customs broker, as to which there has been compliance with Section 4.1(g) hereof, and (iii) to any Retail Store Subsidiary from a warehouse location of Borrowers); (h) Inventory subject to a security interest or lien in favor of any person other than Lender except those specifically permitted in this Agreement; (i) bill and hold goods; (j) unserviceable, obsolete or slow moving Inventory; (k) Inventory which is not subject to the first priority, valid and perfected security interest of Lender;
(l) returned, damaged and/or defective Inventory; (m) Inventory held for return to vendors; (n) Inventory returned by customers and not held for resale; (o) Inventory purchased or sold on consignment; and (p) Inventory consisting of samples. General criteria for Eligible Inventory may be established and revised from time to time by Lender in good faith. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral and security for the Obligations.

         1.26 "Environmental Laws" shall mean all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to any Borrower's business and facilities (whether or not owned by it), including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or hazardous, toxic or dangerous substances, materials or wastes.

         1.27 "Equipment" shall mean all of each Borrower's and Retail Store Subsidiary's now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

         1.28 "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

         1.29 "ERISA Affiliate" shall mean any person required to be aggregated with Borrower or any of its Subsidiaries under Sections 414(b) or 414(c) of the Code.

         1.30 "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by Borrowers' Agent and approved by Lender) on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to Borrowers in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by Borrowers' Agent.

         1.31 "Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

          1.32 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

         1.33 "Excess Availability" shall mean the amount, as determined by Lender, calculated at any time, equal to: (a) the amount of the Revolving Loans available to Borrowers as of such time based on the applicable lending formulas described in Section 2.1(a)(i) hereof, as determined by Lender, and subject to the Availability Reserves from time to time established by Lender hereunder, minus (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations, plus (ii) the aggregate amount of all then outstanding and unpaid trade payables for merchandise owed to the United States and Canadian vendors thereof by Borrowers and/or any other US Subsidiary which are sixty (60) days or more past due as of such time and which are not disputed in good faith.

         1.34 "Excluded Collections" shall have the meaning set forth in Section 5.2(b)(ii) hereof.

         1.35 "Existing Loan Agreement" shall mean the Loan and Security Agreement, dated October 24, 1995, among (a) Lender, (b) CS Delaware, CSI and FB Apparel, (c) CS Delaware, as agent, and (d) Parent.

         1.36 "Fashion Bug Card" shall mean the private label credit card or private label credit cards issued by the Financing Subsidiaries (or any subsequent Credit Card Issuer replacing the Financing Subsidiaries with respect to such private label credit card or private label credit cards as to which there has been compliance with Sections 4.1(h) and 9.15 hereof) to customers or prospective customers of the Retail Store Subsidiaries.

         1.37 "FB Distro" shall mean FB Distro, Inc., an Indiana corporation.

         1.38 "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Borrower or any Obligor or the Additional L/C Debtors in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.39 "Financing Subsidiaries" shall mean, individually and collectively, Fashion Service Corp., Fashion SPC, Inc. and Spirit of America National Bank and any other Subsidiary of any of them engaged in financing receivables owed to any of them by customers of the Retail Store Subsidiaries who have purchased merchandise using the Fashion Bug Card.

         1.40 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Boards which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Sections 1.6 and 9.13 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements of Parent delivered to Lender prior to the date hereof.

         1.41 "Gordon Brothers Valuation Review" shall mean the Inventory Valuation and Limited Review, dated September 1995, prepared by Gordon Brothers Partners, Inc. with respect to and appraising the Eligible Inventory of CSI, CS Delaware, FB Apparel and the Retail Store Subsidiaries.

         1.42 "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation any that are or become classified as hazardous or toxic under any Environmental Law).

         1.43 "Indemnity L/Cs" shall have the meaning ascribed thereto in the Intercreditor Agreement.

         1.44 "Intercreditor Agreement" shall mean the Intercreditor Agreement referred to in Section 4.1(k) hereof and dated of even date, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.45 "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as Borrowers' Agent may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, Borrowers' Agent may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

         1.46 "Interest Rate" shall mean, as to Prime Rate Loans, a rate of three-quarters of one percent (3/4%) percent per annum in excess of the Prime Rate and, as to Eurodollar Rate Loans, a rate of three and three-eighths (3-3/8%) percent per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by Borrowers' Agent as in effect three (3) Business Days after the date of receipt by Lender of the request of Borrowers' Agent for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Borrowers); provided, that, the Interest Rate shall mean the rate of two and quarter (2- 3/4%) percent per annum in excess of the Prime Rate as to Prime Rate Loans and the rate of five and three- eighths (5-3/8%) percent per annum in excess of the Adjusted Eurodollar Rate as to Eurodollar Rate Loans, at Lender's option, without notice, (a) for the period on and after the date of termination or non-renewal hereof, or the date of the occurrence of any Event of Default, and for so long as such Event of Default or period on or after the date of termination or non-renewal hereof is continuing as determined by Lender and until such time as all Obligations are indefeasibly paid in full (notwithstanding entry of any judgment against Borrowers) and (b) on the Revolving Loans at any time outstanding in excess of the amounts available to Borrowers under Section 2 (whether or not such excess(es), arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default). Each rate referred to in this Section 1.46 is subject to a one time reduction as set forth in Section 3.1(e) hereof.

         1.47 "Inventory" shall mean all of each Borrower's and each Retail Store Subsidiary's now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

         1.48 "Inventory Advance Rate" shall mean fifty-five (55%) percent from the date hereof to January 1, 1996, fifty-four (54%) percent from January 1, 1996 to February 1, 1996, fifty-three (53%) percent from February 1, 1996 to March 1, 1996, fifty-two (52%) percent from March 1, 1996 to April 1, 1996, Fifty-one (51%) percent from April 1, 1996 to May 1, 1996 and fifty (50%) percent on May 1, 1996 and thereafter.

         1.49 "Letter of Credit Accommodations" shall mean the letters of credit, merchandise purchase or other guaranties, including, without limitation, the Additional L/C Accommodations, (a) which are from time to time issued or opened by Lender for the account of any of Borrowers or any Obligor or any Additional L/C Debtor (including, but not limited to, the Prepayment L/C and the Indemnity L/Cs) or (b) with respect to which Lender has agreed to indemnify the issuer or guaranteed to the issuer the performance by any of Borrowers or any Obligor or any Additional L/C Debtor of its obligations to such issuer (including, without limitation, the Prepayment L/C and the Indemnity L/Cs).

         1.50  "Loans" shall mean the Revolving Loans.

         1.51 "Material Adverse Retail Store Event" means a condition or occurrence or event as to any number of the Retail Store Subsidiaries which in Lender's reasonable judgment adversely affects the Collateral or other property which is security for the Obligations or the consolidated assets, business or operations of the Retail Store Subsidiaries or the Apparel Group, taken as a whole, in any material respect.

         1.52 "Maximum Credit" shall mean the amount of $157,000,000, subject to reduction to $150,000,000 upon the earlier of (i) termination or expiration of the Prepayment L/C, without any draw being made thereunder, or (ii) any drawing under the Prepayment L/C and payment of such drawing.

         1.53 "Mortgages" shall mean, individually and collectively, each of the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the Open-End Mortgage and Security Agreement, dated of even date herewith, by Winks in favor of Lender with respect to the Real Property and related assets of Winks in Bensalem, Pennsylvania, and (b) the Mortgage and Security Agreement, dated of even date herewith, by FB Distro in favor of Lender with respect to the Real Property and related assets of FB Distro in Greencastle, Indiana.

         1.54 "Noteholders" shall mean, individually and collectively, Allstate Life Insurance Company on behalf of Harris Trust and Savings Bank as Collateral Agent and Trustee under Security and Trust Agreement dated as of September 1, 1993, AID Association for Lutherans and Nationwide Life Insurance Company and their respective successors and assigns.

         1.55 "Noteholders Agreements" shall mean the "Insurance Group Agreements" as defined in the Intercreditor Agreement.

         1.56 "Obligations" shall mean any and all Revolving Loans, all Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any or all of Borrowers, Retail Store Subsidiaries, other Obligors or Additional L/C Debtors to Lender (but not owed solely to any affiliate of the original Lender), including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to any or all of Borrowers, any Retail Store Subsidiary or other Obligor or Additional L/C Debtor under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

         1.57 "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than any of Borrowers or the Additional L/C Debtors, but including, without limitation, each of the Retail Store Subsidiaries.

         1.58 "Participant" shall mean any person which at any time participates with Lender in respect of the Loans, the Letter of Credit Accommodations or other Obligations or any portion thereof.

         1.59 "Payment Account" shall have the meaning set forth in Section 6.3 hereof.

         1.60 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), business trust, unincorporated association, joint stock corporation, limited liability company, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

         1.61 "Prepayment L/C" shall have the meaning ascribed thereto in the Intercreditor Agreement.

         1.62 "Prepayment Amount" shall have the meaning ascribed thereto in the Intercreditor Agreement.

         1.63 "Prime Rate" shall mean the rate from time to time publicly announced by CoreStates Bank, N.A., or its successors, at its office in Philadelphia, Pennsylvania, as its prime rate, whether or not such announced rate is the best rate available at such bank.

         1.64 "Prime Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

         1.65 "Real Property" shall mean all now owned and hereafter acquired real property of Borrowers and Obligors (other than the Development Companies), including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located, including without limitation, the real property and related assets more particularly described in the Mortgages.

         1.66 "Records" shall mean all of each Borrower's and each Obligor's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence or documents of title, statements, correspondence, memoranda, credit files and other data relating to the Collateral or other property which is security for the Obligations or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of such Borrower or Obligor with respect to the foregoing maintained with or by any other person).

         1.67 "Reference Bank" shall mean CoreStates Bank, N.A., or such other bank as Lender may from time to time designate.

         1.68 "Retail Sales Price" shall mean the current ticketed sales price in the Retail Stores, net of markdowns from the original retail sales price with respect thereto, for the types, categories and styles of inventory included in the Eligible Inventory of Borrowers and the Retail Store Subsidiaries.

         1.69 "Retail Stores" shall mean the retail stores which are operated by US Subsidiaries of Parent and which sell Inventory purchased from Borrowers.

         1.70 "Retail Store Subsidiary" shall mean a US Subsidiary of Parent which owns a Retail Store or which has owned a Retail Store in the past or which is now or hereafter organized to operate a Retail Store in the future.

         1.71 "Revolving Loans" shall mean the loans now or hereafter made by Lender to or for the benefit of Borrowers on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 hereof and payments made by Lender to any issuer of Letter of Credit Accommodations or to the beneficiary of any Letter of Credit Accommodations opened by Lender pursuant to Section 2.2.

         1.72 "Subsidiary" shall mean any corporation of which more than fifty (50%) percent of the outstanding securities of any class or classes thereof, as to which the holders thereof are ordinarily, in the absence of contingencies, entitled to elect a majority of the directors (or Persons performing similar functions), of such corporation, is now or hereafter directly or indirectly (through one or more intermediaries), owned by Parent or any of Borrowers and/or one or more of their Subsidiaries.

         1.73 "Term Loan Priority Collateral" shall have the meaning ascribed thereto in the Intercreditor Agreement.

         1.74 "Trade Financing Agreement" shall mean, individually and collectively, (a) the Trade Financing Agreement [Security Agreement] between the Additional L/C Debtors (other than CS Insurance Limited) and Lender, dated as of the date hereof, (b) the Letter of Credit Reimbursement Agreement between CS Insurance Ltd. and Lender, dated of even date, and (c) all other agreements, documents and instruments executed in connection with the foregoing as all of the foregoing now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.75 "US Subsidiary" means a Subsidiary which is a corporation organized under the laws of the United States of America or of any state within the United States of America, except that such term shall not include the Financing Subsidiaries or Executive Flights, Inc.

         1.76 "Value" shall mean, with respect to Inventory, the lower of (a) cost as determined by the retail method (average cost basis) in accordance with GAAP or (b) market value.

         1.77  "Winks" shall mean Winks Lane, Inc., a Pennsylvania corporation.


SECTION 2.   CREDIT FACILITIES

         2.1  Revolving Loans.

                (a) Subject to, and upon the terms and conditions contained herein, Lender agrees to make Revolving Loans to Borrowers from time to time in amounts requested by Borrowers' Agent of up to the amount equal to the sum of:

                   (i) the lesser of: (A) the Inventory Advance Rate multiplied by the Value of the Eligible Inventory, or (B) twenty-five (25%) percent of the Retail Sales Price of the Eligible Inventory, less

                   (ii) any Availability Reserves.

                (b) For purposes of determining the "cost" of Inventory hereunder, with respect to any Inventory sold by a Borrower to any other Borrower or a Retail Store Subsidiary, such term shall mean the original cost thereof to the Borrower or Subsidiary which originally purchased such Inventory and shall not include any mark up or profit on such intercompany sale.

                (c) Lender may, in its reasonable discretion, from time to time, upon not less than two (2) days prior notice to Borrowers' Agent, reduce the lending formula(s) with respect to Eligible Inventory to the extent that Lender determines that: (A) the number of days of the turnover of the Inventory for any period has changed in any material respect or (B) the liquidation value of the Eligible Inventory has decreased in any material respect, or (C) the nature and quality of the Inventory has deteriorated in any material respect. In determining whether to reduce the lending formula(s), Lender may consider events, conditions, contingencies or risks which are also considered in determining Eligible Inventory or in establishing Availability Reserves.

                (d) Except in Lender's discretion, the aggregate amount of the Loans and Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit. In the event that the outstanding amount of any component of the Loans, or the aggregate amount of the outstanding Loans and Letter of Credit Accommodations exceed the amounts available under the lending formulas, the sublimits for Letter of Credit Accommodations set forth in Section 2.2(c) or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrowers shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded.

         2.2 Letter of Credit Accommodations.

                (a) Subject to, and upon the terms and conditions contained herein, at the request of Borrowers' Agent, Lender agrees to provide or arrange for Letter of Credit Accommodations for the account of Borrowers or any Additional L/C Debtor containing terms and conditions acceptable to Lender and the issuer thereof. Any payments made by Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Revolving Loans to Borrowers pursuant to this Section 2.

                (b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrowers shall pay to Lender a letter of credit fee at a rate equal to one and three-eighths (1-3/8%) percent per annum on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), except with respect to the outstanding maximum amount of the Prepayment L/C, minus the outstanding amount of the Congress Cash Collateral, Borrowers shall pay to Lender a letter of credit fee at a rate equal to one and five-eighths (1-5/8%) percent per annum on the daily outstanding balance of such amount of the Prepayment L/C for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month; provided, however, that such letter of credit fee shall be increased, at Lender's option without notice, to three and three-eighths (3-3/8%) percent per annum for the period on or after the date of termination or non-renewal of this Agreement, or the date of occurrence of an Event of Default and during the continuation thereof. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrowers to pay such fee shall survive the termination or non-renewal of this Agreement. Notwithstanding anything to the contrary contained in this Section 2.2(b) hereof, the letter of credit fees referred to herein shall be reduced, only once, by one-eighth of one (1/8%) percent if (i) the Adjusted Cash Flow of Parent for Parent's immediately prior fiscal year commencing after the date hereof, based upon Parent's annual audited financial statements prepared on a consolidated basis for such fiscal year received by Lender, is greater than $5,000,000 and (ii) as of the effective date of such reduction in the fee, the Excess Availability as determined by Lender is not less than $50,000,000. Such reduction in the Letter of Credit fees shall become effective upon acceptance of such financial statements by Lender which shall be deemed to have occurred automatically on the tenth (10th) Business Day after receipt of such financial statements by Lender, unless Lender shall have notified Borrowers' Agent otherwise.

                (c) No Letter of Credit Accommodations shall be available unless on the date of the proposed issuance of any Letter of Credit Accommodations, the Revolving Loans available to Borrowers based on the applicable lending formulas described in Section 2.1(a) hereof (subject to the Maximum Credit and any Availability Reserves) are equal to or greater than: (i) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory, the sum of (A) one hundred (100%) percent of the face amount thereof, minus the lending formula for Eligible Inventory set forth in Section 2.1(a)(i) hereof, multiplied by the cost of the Eligible Inventory which is the subject of such Letter of Credit, plus (B) freight, taxes, duties and other amounts which Lender estimates must be paid in connection with such Eligible Inventory upon arrival and for delivery to one of Borrowers' locations for Eligible Inventory within the United States of America and (ii) if the proposed Letter of Credit Accommodation is for any other purpose (including, without limitation, the acquisition of raw materials) or does not require the presentation thereunder of a copy of a cargo receipt, bill of lading or other transport document with respect to Eligible Inventory, including, but not limited to, the outstanding maximum amount of the Prepayment L/C, minus the outstanding amount of the Congress Cash Collateral, and any portion of the Indemnity L/Cs in excess of the amount of the letters of credit and guaranties indemnified thereunder or which does not relate to or is in excess of the cost of Eligible Inventory to be acquired thereunder by any of the account parties thereunder, an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Lender with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, the amount of Revolving Loans which might otherwise be available to Borrowers shall be reduced by the applicable amount set forth in Section 2.2(c)(i) or Section 2.2(c)(ii).

                (d) Except in Lender's discretion, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Lender in connection therewith, shall not at any time exceed (A) the Maximum Credit, minus (B) the aggregate amount of the then outstanding Revolving Loans. At any time an Event of Default exists or has occurred and is continuing, upon Lender's request, Borrowers will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Lender for the Letter of Credit Accommodations, and in either case, the Revolving Loans otherwise available to Borrowers shall not be reduced as provided in Section 2.2(c) to the extent of such cash collateral.

                (e) Borrowers shall indemnify and hold Lender harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including, but not limited to, any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation, except as a result of an intentional breach of contract by Lender or Lender's own acts or omissions constituting gross negligence or willful misconduct, as determined pursuant to a final and non-appealable judgment or order of a court of competent jurisdiction. Borrowers assume all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed the agent of Borrowers. Borrowers assume all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Borrowers hereby release and hold Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by Borrowers, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation, except as a result of an intentional breach of contract by Lender or Lender's own acts or omissions constituting gross negligence or willful misconduct, as determined pursuant to a final and non-appealable judgment or order of a court of competent jurisdiction. The provisions of this
Section 2.2(e) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

                (f) Nothing contained herein shall be deemed or construed to grant Borrowers, any Additional L/C Debtor or Borrowers' Agent any right or authority to pledge the credit of Lender in any manner. Lender shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Lender unless Lender has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrowers and Additional L/C Debtors shall be bound by any interpretation made in good faith by Lender, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of Borrowers. In connection with any Letter of Credit Accommodations, Lender shall have the sole and exclusive right and authority to, and Borrowers, Additional L/C Debtors and Borrowers' Agent shall not: (i) at any time an Event of Default exists or has occurred and is continuing, (A) approve or resolve any questions of non-compliance of documents, (B) give any instructions as to acceptance or rejection of any documents or goods or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (ii) at any time without the prior written approval of Lender, (A) grant any extensions of the maturity of, expiration date of, any drafts, acceptances, letters of credit or documents, and (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral, except (unless an Event of Default or a condition or event which, with notice or the passage of time or both, would constitute an Event of Default has occurred), Borrowers and Additional L/C Debtors may waive discrepancies in the presentation of documents required for payment under any Letter of Credit Accommodations other than for the required presentation or delivery of a bill of lading or cargo receipt or other transport document with respect to Eligible Inventory thereunder. Lender may take such actions either in its own name or in the name of any of Borrowers.

                (g) Any rights, remedies, duties or obligations granted or undertaken by Borrowers to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by Borrowers and Additional L/C Debtors to Lender. Any duties or obligations undertaken by Lender to any issuer or correspondent in any application for any

Letter of Credit Accommodation, or any other agreement by Lender in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Borrowers to Lender and to apply in all respects to Borrowers.

         2.3 Availability Reserves. All Revolving Loans otherwise available to Borrowers pursuant to the lending formulas and subject to the Maximum Credit and other applicable limits hereunder shall be subject to Lender's continuing right to establish and revise Availability Reserves, including, without limitation, Availability Reserves for unpaid foreign and domestic freight charges and unpaid United States customs fees and duties with respect to imported Inventory.

         2.4 Acknowledgement of Existing Obligations. Borrowers hereby acknowledge, confirm and agree that (a) each of them are directly obligated to Lender for all Obligations (as such term is defined in the Existing Loan Agreement), all of which Obligations are unconditionally owing by Borrowers to Lender without offset, defense or counterclaim of any kind, nature or description whatsoever, (b) all of such Obligations are secured by a valid, enforceable and (unless otherwise specifically consented to in writing by Lender) perfected security interests in all "Collateral" (as defined in the Existing Loan Agreement) and all other property securing such Obligations, (c) the outstanding amount of the Revolving Loans, Letter of Credit Accommodations and Obligations (as each of such terms is defined in the Existing Loan Agreement) shall be and are included in and shall be part of, respectively, the Revolving Loans, Letter of Credit Accommodations and Obligations pursuant to this Agreement, and (d) nothing contained in this Agreement, the transactions in connection herewith or otherwise shall in any manner be construed to constitute payment or satisfaction or impair, cancel, extinguish, terminate or constitute a novation of any Borrower's or any Obligor's indebtedness, obligations or liabilities to Lender arising under or evidenced by the existing Loan Agreement or otherwise or with respect to the security interests and liens securing such indebtedness, obligations and liabilities.

SECTION 3.   INTEREST AND FEES

         3.1 Interest.

                (a) Borrowers shall pay to Lender interest on the outstanding principal amount of the non- contingent Obligations at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination or non-renewal hereof shall be payable on demand.

                (b) Borrowers' Agent may from time to time request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from Borrowers' Agent shall specify the amount of the Prime Rate Loans which will constitute Eurodollar Rate Loans (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Lender of such a request from Borrowers' Agent, such Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, (i) no Event of Default, or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing, (ii) no party hereto shall have sent any notice of termination or non-renewal of this Agreement, (iii) Borrowers and Borrowers' Agent shall have complied with such customary procedures as are established by Lender and specified by Lender to Borrowers' Agent from time to time for requests by Borrowers' Agent for Eurodollar Rate Loans, (iv) no more than five (5) Interest Periods may be in effect at any one time, (v) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, (vi) the maximum amount of the Eurodollar Rate Loans at any time requested by Borrowers' Agent shall not exceed the amount equal to eighty (80%) percent of the daily average of the principal amount of the Revolving Loans and Letter of Credit Accommodations which it is anticipated will be outstanding during the applicable Interest Period, in each case as determined by Lender (but with no obligation of Lender to make such Revolving Loans and Letter of Credit Accommodations) and (vii) Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Lender through the Reference Bank and can be readily determined as of the date of the request for such Eurodollar Rate Loan by Borrowers' Agent. Any request by Borrowers' Agent to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Lender and Reference Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Lender and Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans.

                (c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Lender has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Lender's option, upon notice by Lender to Borrowers' Agent, convert to Prime Rate Loans in the event that (i) an Event of Default or event which with the notice or passage of time or both would constitute an Event of Default, shall exist, (ii) this Agreement shall terminate or not be renewed, or (iii) the aggregate principal amount of the Prime Rate Loans which have previously been converted to Eurodollar Rate Loans or existing Eurodollar Rate Loans continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceed either (A) the aggregate principal amount of the Loans then outstanding, or (B) the then outstanding principal amount of the Revolving Loans then available to Borrowers under Section 2 hereof. Borrowers shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of Borrowers) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

                (d) Interest shall be payable by Borrowers to Lender monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrowers to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

                (e) The Interest Rate shall be automatically reduced, but not more than once, by one eighth of one (1/8%) percent if (i) the Adjusted Cash Flow of Parent, for its immediately prior fiscal year commencing after the date hereof, based upon its annual audited financial statements on a consolidated basis for such fiscal year received by Lender, is greater than $5,000,000 and
(ii) as of the effective date of such reduction, the Excess Availability is greater than $50,000,000. Such reduction in the Interest Rate shall become effective upon acceptance of such financial statements by Lender which shall be deemed to have occurred automatically on the tenth (10th) Business Day after receipt of such financial statements by Lender, unless Lender shall have notified Borrowers' Agent otherwise.

         3.2 Closing Fee. Borrowers shall pay to Lender as a closing fee the amount of $1,962,500 which fee shall be fully earned as of the date hereof, of which (i) the sum of $937,500 previously paid to Lender as a commitment fee shall be credited against such closing fee, (ii) the sum of $43,750 shall be due and payable on the date hereof, (iii) the sum of $490,625 shall be due and payable six (6) months from the date hereof and (iv) the sum of $490,625 shall be due and payable one (1) year from the date hereof.

         3.3 Servicing Fee. Borrowers shall pay to Lender an annual servicing fee in an amount equal to $100,000 in respect of Lender's services for each year or part thereof while this Agreement remains in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be fully earned as of and payable in advance on the date hereof and on each annual anniversary of the date hereof.

         3.4 Unused Line Fee. Borrower shall pay to Lender monthly an unused line fee equal to a rate equal to three-eighths of one (3/8%) percent per annum calculated upon the amount by which $105,000,000 exceeds the average daily principal balance of the outstanding Revolving Loans and Letter of Credit Accommodations (exclusive of the Prepayment L/C) during the immediately preceding month while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.

         3.5 Changes in Laws and Increased Costs of Loans.

                (a) Notwithstanding anything to the contrary contained herein, all Eurodollar Rate Loans shall, upon notice by Lender to Borrowers' Agent, convert to Prime Rate Loans in the event that (i) any change in applicable law or regulation (or the interpretation or administration thereof) shall either (A) make it unlawful for Lender, Reference Bank or any participant to make or maintain Eurodollar Rate Loans or to comply with the terms hereof in connection with the Eurodollar Rate Loans, by an amount deemed by Lender to be material, or
(B) shall result in the increase in the costs to Lender, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans or (C) reduce the amounts received or receivable by Lender in respect thereof, by an amount deemed by Lender to be material or (ii) the cost to Lender, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans shall otherwise increase by an amount deemed by Lender to be material. Borrowers shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of Borrowers) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person as a result of the foregoing, including, without limitation, any such loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain the Eurodollar Rate Loans or any portion thereof. A certificate of Lender setting forth the basis for the determination of such amount necessary to compensate Lender as aforesaid shall be delivered to Borrowers' Agent and shall be conclusive, absent manifest error.

              (b) If any payments or prepayments in respect of the Eurodollar Rate Loans are received by Lender other than on the last day of the applicable Interest Period (whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections under Section
6.3 or any other payments made with the proceeds of Collateral, Borrowers shall pay to Lender upon demand by Lender (or Lender may, at its option, charge any loan account of Borrowers) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any additional loss, cost or expense incurred by such person as a result of such prepayment or payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain such Eurodollar Rate Loans or any portion thereof.

         3.6 Compensation Adjustment.

                (a) If after the date of this Agreement the introduction of, or any change in, any law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or compliance by Lender or any Participant therewith:

                    (i) subjects Lender to any tax, duty, charge or withholding on or from payments due from Borrowers (excluding franchise taxes, imposed upon, and taxation of the overall net income of, Lender or any Participant), or changes the basis of taxation of payments, in either case in respect of amounts due it hereunder, or

                    (ii) imposes or increases or deems applicable any reserve requirement or other reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Lender or any Participant, or

                    (iii) imposes any other condition the result of which is to increase the cost to Lender or any Participant of making, funding or maintaining the Revolving Loans or Letter of Credit Accommodations or reduces any amount receivable by Lender or any Participant in connection with the Revolving Loans or Letter of Credit Accommodations, or requires Lender or any Participant to make payment calculated by references to the amount of loans held or interest received by it, by an amount deemed material by Lender or any Participant, or

                    (iv) imposes or increases any capital requirement or affects the amount of capital required or expected to be maintained by Lender or any Participant or any corporation controlling Lender or any Participant, and Lender or any Participant determines that such imposition or increase in capital requirements or increase in the amount of capital expected to be maintained is based upon the existence of this Agreement or the Revolving Loans or Letter of Credit Accommodations hereunder, all of which may be determined by Lender's reasonable allocation of the aggregate of its impositions or increases in capital required or expected to be maintained, and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining the Revolving Loans or Letter of Credit Accommodations, or to reduce the rate of return to

Lender or any Participant on the Revolving Loans or Letter of Credit Accommodations, then upon demand by Lender, Borrowers shall pay to Lender, and continue to make periodic payments to Lender or any Participant, such additional amounts as may be necessary to compensate Lender or any Participant for any such additional cost incurred or reduced rate of return realized.

                (b) A certificate of Lender claiming entitlement to compensation as set forth above will be conclusive in the absence of manifest error. Such certificate will set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid and the compensation, and the method by which such amounts were determined. In determining any additional amounts due from Borrowers under this Section 3.6, Lender shall act reasonably and in good faith and will, to the extent that the increased costs, reductions, or amounts received or receivable relate to the Lender's loans or commitments generally and are not specifically attributable to the Revolving Loans and commitments hereunder, use averaging and attribution methods which are reasonable and equitable and which cover all loans and commitments under this Agreement by such Lender, as the case may be, whether or not the loan documentation for such other loans and commitments permits such Lender to receive compensation costs of the type described in this Section 3.6.

SECTION 4.    CONDITIONS PRECEDENT

         4.1 Conditions Precedent to Initial Loans and Letter of Credit Accommodations. Each of the following is a condition precedent to Lender making the initial Loans hereunder and providing the Letter of Credit Accommodations pursuant to this Agreement:

                (a) Lender shall have received evidence, in form and substance satisfactory to Lender, that Lender has valid perfected and (except to the extent otherwise consented to in writing by Lender) first priority security interests in and liens upon the Collateral and any other property which is intended to be security for the Obligations or the liability of any Obligor in respect thereof, except for any senior or subordinate security interests and liens permitted herein, in the Intercreditor Agreement or in the other Financing Agreements;

                (b) all requisite corporate actions and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including, without limitation, records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities;

                (c) no material adverse change shall have occurred in the consolidated assets, business or prospects of the Apparel Group since the date of Lender's latest field examination and no change or event shall have occurred which would impair the ability of any Borrower or any Obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral, except, with respect to only the Retail Store Subsidiaries, any such change or event which is not a Material Adverse Retail Store Event;

                (d) Lender shall have completed an updated field review of the Records and such other information with respect to the Collateral and other property which is security for the Obligations or the liability of any Obligor or Additional L/C Debtor in respect thereof as Lender may require to determine the amount of Revolving Loans available to Borrowers, the results of which shall be satisfactory to Lender, not more than three (3) business days prior to the date of the initial Loans hereunder;

                (e) Lender shall have received, in form and substance satisfactory to Lender, (i) a guarantee of payment by each Borrower of the Obligations owed by each of the other Borrowers, the Obligors and the Additional L/C Debtors, and (ii) a guarantee of payment by all other US Subsidiaries (including, without limitation the Retail Store Subsidiaries) of all Obligations, secured by a first and only security interest in favor of Lender granted by all other US Subsidiaries (including, without limitation, the Retail Store Subsidiaries, but excluding the Financing Subsidiaries, Executive Flights, Inc. and the Retail Store Subsidiaries that are not presently operating a Retail Store and which have no material assets), except as otherwise agreed in writing by Lender, in all of their existing and future assets;

                (f) Lender shall have received the original executed copy of each promissory note and security agreement executed in favor of any Borrower or any US Subsidiary by a Retail Store Subsidiary and photocopies of all UCC Financing Statements filed with respect thereto and, at the request of Lender, any other documents executed or delivered in connection therewith;

                (g) except as otherwise agreed by Lender, Lender shall have received, in form and sub stance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral and the other property securing the Obligations or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, acknowledgements by lessors, mortgagees, warehousemen, customs brokers, freight forwarders and cargo consolidators (including, without limitation, American Consolidation Services, Ltd.) of Lender's security interests in the Collateral and the other property securing the Obligations, waivers by such persons of any security interests, liens or other claims by such persons to the Collateral and agreements permitting Lender access to, and the right to remain on, the premises (except with respect to locations of the Retail Stores) in which Collateral is located to exercise its rights and remedies and otherwise deal with the Collateral;

                (h) all Credit Card Issuers and Credit Card Processors (including, without limitation, the Financing Subsidiaries) shall have been irrevocably directed by the US Subsidiary or US Subsidiaries which are parties to Credit Card Agreements, and such Credit Card Companies and Credit Card Processors shall agree, that all proceeds of Credit Card Receivables shall be remitted to the Blocked Accounts;

                (i) Borrowers shall have Excess Availability as determined by Lender, as of the date hereof, in an amount not less than $110,000,000 or, if Borrowers have made scheduled payments of an aggregate amount up to $30,000,000 on or before the date hereof to United States vendors of merchandise (other than any Subsidiary) or their factors for invoices which were due and payable on November 10, 1995, and Lender has received evidence of such payment in form and substance satisfactory to Lender, then such Excess Availability shall be not less than an amount equal to $110,000,000 minus the amount of such payments of up to an aggregate amount of $30,000,000, after giving effect to the initial Loans made or to be made and Letter of Credit Accommodations issued or to be issued in connection with the initial transactions hereunder; for purposes only of this Section 4.1(i), such calculation of Excess Availability shall not be limited by the amount of the Maximum Credit.

                (j) Lender shall have received, in form and substance satisfactory to Lender, copies of the Bank Group Agreements and the Noteholder Agreements, each duly authorized, executed and delivered by the Borrowers, Obligors and each of the Bank Group and the Noteholders, respectively.

                (k) Lender shall have received, in form and substance satisfactory to Lender, the Intercreditor Agreement among Lender, the Bank Group, the Noteholders and their respective agents and trustees, as acknowledged and agreed to by Borrowers and the Obligors, providing for the relative rights and priorities of each party to such Intercreditor Agreement with respect to the assets and properties of Borrowers and Obligors, the permitted payments to be made by Borrowers and Obligors with respect to the indebtedness of each owed to the Bank Group and the Noteholders and related matters, duly authorized, executed and delivered by the Bank Group, the Noteholders, their respective agents and trustees and Lender;

                (l) Lender shall have received, in form and substance satisfactory to Lender, an intercompany subordination agreement among Lender, the Bank Group, the Noteholders and each of the Subsidiaries, as acknowledged and agreed to by Borrowers, providing for the subordination of certain indebtedness of Borrowers and the Subsidiaries to one another (but which shall not include Credit Card Receivables owed by the Financing Subsidiaries and accounts owed by the Retail Store Subsidiaries or any of the other Subsidiaries to the Borrowers or to any other Retail Store Subsidiary) to the prior payment in full of all Obligations and the indebtedness owing to the Bank Group and the Noteholders;

                (m) Lender shall have received, in form and substance satisfactory to Lender, such blocked account and/or deposit account agreements as are more particularly described in Section 6.3(a) hereof;

                (n) Each of the depository banks used by the Retail Store Subsidiaries for the deposit of Retail Store receipts from the sale of merchandise and by any of the Borrowers or other Obligors for the deposit of other proceeds of Collateral and other property which is security for the Obligations shall have been notified of Lender's security interest therein and shall have been irrevocably authorized and directed to send all funds on deposit with such banks only to the Concentration Accounts or as Lender otherwise directs;

                (o) Lender shall have received, in form and substance, satisfactory to Lender, the executed Trade Financing Agreement;

                (p) Lender shall have received the Congress Cash Collateral, which shall be of a type acceptable to Lender, and a pledge in favor of Lender of the cash surrender value of all life insurance policies owned by Borrowers or any Obligor, together with such pledge agreements and other agreements and documents as Lender shall require in connection therewith, all in form and substance satisfactory to Lender.

                (q) Lender shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee;

                (r) Lender shall have received, in form and substance satisfactory to Lender, a valid and effective title insurance policy (or any irrevocable commitment therefor with all conditions and exceptions deleted or marked as being satisfied) issued by a company and agent acceptable to Lender
(i) insuring the priority, amount and sufficiency of the Mortgages, (ii) insuring against matters that would be disclosed by surveys and (iii) containing any legally available endorsements, assurances on affirmative coverage requested by Lender for protection of its interest;

                (s) Lender shall have received, in form and substance satisfactory to Lender, such opinion letters of counsel to Borrowers, the US Subsidiaries and the Additional L/C Debtors with respect to the Financing Agreements and such other matters as Lender may request; and

                (t) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance satisfactory to Lender.

         4.2 Conditions Precedent to All Loans and Letter of Credit Accommodations. Each of the following is an additional condition precedent to Lender making Loans and providing Letter of Credit Accommodations to Borrowers, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

                (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto; and

                (b) no Event of Default and no event or condition which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.

SECTION 5.   GRANT OF SECURITY INTEREST

         5.1 Collateral. To secure payment and performance of all Obligations, each Borrower hereby grants to Lender and confirms its prior grant to Lender of a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, the following property and interests in property of such Borrower, whether now owned or hereafter acquired or existing, and wherever located (collectively, the "Collateral"):

                (a) all of such Borrower's Accounts, Credit Card Receivables and indebtedness owed to such Borrower, including, without limitation, by the other Borrowers, or by any of the other Subsidiaries, together with any collateral therefor;

                (b) all of such Borrower's present and future contract rights, general intangibles (including, but not limited to, tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims and existing and future leasehold interests in equipment, real estate and fixtures), chattel paper, documents (including, without limitation, bills of lading, warehouse receipts and cargo receipts), instruments, securities (including stock in US Subsidiaries), cash surrender value of life insurance policies owned by such Borrowers, letters of credit, bankers' acceptances and guaranties;

                (c) all present and future monies, securities, credit balances, deposits, deposit accounts and other property of such Borrower now or hereafter held or received by or in transit to Lender or its affiliates or at any other depository or other institution from or for the account of such Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of such Borrower's Accounts, Inventory and the other Collateral, including, without limitation, (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts, cargo receipts or instruments with respect to, or otherwise representing or evidencing, such Borrower's Accounts, Inventory or other Collateral, including, without limitation, returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

                (d)  Inventory of such Borrower;

                (e)  Equipment of such Borrower;

                (f)  Real Property of such Borrower;

                (g)  Records of such Borrower; and

                (h) all products and proceeds of the foregoing, in any form, including, without limitation, insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.

         5.2 Excluded Collateral. Notwithstanding subsection 5.1 of this Section 5, the Collateral shall not include (a) the stock of (i) any subsidiary that is not a US Subsidiary, (ii) the Financing Subsidiaries, (iii) FSHC, Inc., (iv) Kafco Development Corp., (v) the Development Companies, (vi) Executive Flights, Inc., and (vii) any Retail Store Subsidiary that does not currently and does not intend in the future to own or operate a Retail Store and (b) all (i) receivables owed to the Financing Subsidiaries as a Credit Card Issuer by customers of the Retail Store Subsidiaries who have purchased merchandise using the Fashion Bug Card and (ii) collections from such customers for such receivables ("Excluded Collections").

         5.3 Release or Return of Congress Cash Collateral. If the Prepayment L/C expires or is canceled without any draw thereunder or to the extent that the remaining Congress Cash Collateral exceeds the amount of any draws under the Prepayment L/C and the Prepayment L/C has expired, provided there then exists no Event of Default or condition or event which, with notice or the passage of time or both, would constitute an Event of Default, then Lender agrees to release its security interest in the Congress Cash Collateral and redeliver the remaining Congress Cash Collateral to Parent without representation or recourse of any kind or nature whatsoever. If a draw is made under the Prepayment L/C and all or part of the Congress Cash Collateral is applied to the Obligations after such draw (the "Application Amount"), unless there exits an Event of Default or condition or event which would, with notice or the passage of time or both, constitute and Event of Default, if Lender thereafter receives payment from Tax Refunds (as defined in the Intercreditor Agreement) pursuant to the Intercreditor Agreement, Lender shall remit to Parent a sum but not in excess of the Application Amount, equal to (a) the entire amount of such payment from tax refunds if such draw under the Prepayment L/C is $7,000,000 or less or (b) if the amount of such draw under the Prepayment L/C is more than $7,000,000, the amount of such payment from Tax Refunds in excess of
(i) the amount of such draw under the Prepayment L/C minus (ii) the sum of $7,000,000.

         5.4 Real Property of Development Companies. Parent hereby agrees, upon Lender's request, to cause each of the Development Companies that own real property upon which exists a Retail Store to grant Lender a mortgage and security interest in and to such real property as security for such Development Companies' obligations owed to Lender pursuant to the Financing Agreements.

SECTION 6.   COLLECTION AND ADMINISTRATION

         6.1 Borrowers' Loan Accounts. Lender shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations, other Obligations and the Collateral and property of the Retail Store Subsidiaries securing the Obligations, (b) all payments made by or on behalf of Borrowers and (c) all other appropriate debits and credits as provided in this Agreement, including, without limitation, fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time.

         6.2 Statements. Lender shall render to Borrowers' Agent each month a statement setting forth the balance in the loan account(s) maintained by Lender for Borrowers pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrowers, Parent and Borrowers' Agent and conclusively binding upon Borrowers, Parent and Borrowers' Agent as an account stated except to the extent that Lender receives a written notice from Borrowers' Agent of any specific exceptions thereto within thirty (30) days after the date such statement has been mailed by Lender. Until such time as Lender shall have rendered to Borrowers' Agent a written statement as provided above, the balance in Borrowers' loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by Borrower.

         6.3 Collection of Accounts and Proceeds of Sales of Inventory.

                (a) Borrowers shall establish and maintain, at their expense, blocked accounts or lock boxes and related blocked accounts (in either case "Blocked Accounts"), as Lender may specify, with such banks as are acceptable to Lender and Borrowers shall promptly deposit in such Blocked Accounts and direct, and Parent shall cause each of the other Obligors to deposit in such Blocked Accounts and direct, their respective account debtors, Credit Card Issuers and Credit Card Processors to directly remit to such Blocked Accounts payments on its Accounts, Credit Card Receivables and all other payments constituting proceeds of Inventory, other Collateral or other property which is security for the Obligations in the identical form in which such payments are made, whether by cash, check or other manner. Notwithstanding the preceding sentence, Borrowers may direct each of the Retail Store Subsidiaries to first deposit all collections from customers of their Retail Stores into a depository account maintained by them with a local bank, provided that (i) such Retail Store Subsidiary shall irrevocably direct (except as Lender otherwise directs after occurrence of an Event of Default) its local depository bank to remit no less frequently than once each week, and more frequently upon Lender's reasonable request, all collected funds in such depository account to one of the Concentration Accounts and (ii) on each Business Day CS Delaware shall remit or cause the applicable depository bank to remit all collected funds in such Concentration Accounts to the Blocked Accounts, except for Excluded Collections. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to Lender, providing that all items received or deposited in the Blocked Accounts are the property of Lender, that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account of Lender as Lender may from time to time designate for such purpose or for the purpose of receiving other payments on account of the Obligations ("Payment Account"). Borrowers agree that all deposits and payments made to such Blocked Accounts or other funds received and collected by Lender, whether on the Accounts or as proceeds of Inventory or other Collateral or property securing the Obligations or otherwise (except with respect to Excluded Collections and deposits in the Blocked Accounts remitted to the Concentration Accounts pursuant to an unrevoked direction of Lender as hereafter provided) shall be the property of Lender. At the written request of Borrowers' Agent, Lender in its discretion may direct the depository bank or banks maintaining such Blocked Accounts to remit the deposits therein to the Concentration Accounts as directed by Borrowers' Agent at any time that, (x) no Revolving Loans are then outstanding, (y) Excess Availability at such time is in excess of $25,000,000 and (z) no Event of Default or any condition or event which, with notice or the passage of time or both, would constitute an Event of Default then exists. Such direction by Lender to the depository bank maintaining the Blocked Accounts may be revoked by Lender at any time in its discretion. None of Borrowers nor any of the other US Subsidiaries shall open or use any concentration or cash management accounts at any bank or other financial institution, other than the Concentration Accounts, without the prior written consent of Lender. Notwithstanding anything to the contrary in this Section 6.3, Lender does not have any interest in the Excluded Collections.

                (b) Borrowers, and the other Subsidiaries and all of their respective affiliates, Subsidiaries, shareholders, employees or agents shall, acting as trustee for Lender, receive, as the property of Lender, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral or property which is security for the Obligations (but excluding any Excluded Collections and any Term Loan Priority Collateral or any proceeds thereof to the extent the Intercreditor Agreement is still in effect) which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts or, at Lender's written direction, to be remitted directly to the Payment Account or in kind to

Lender, except in each case as expressly provided in Section 6.3(a) hereof. In no event shall the same be commingled with any Borrower's,, or Subsidiary's own funds except as specifically permitted in Section 6.3(a) hereof. Borrowers agree to reimburse Lender on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Lender's payments to or indemnification of such bank or person in connection herewith. The obligation of Borrowers to reimburse Lender for such amounts pursuant to this Section 6.3 shall survive the termination or non-renewal of this Agreement. Notwithstanding the foregoing or any other provision of this Agreement or otherwise, except to the extent required pursuant to the Intercreditor Agreement, Lender does not waive or release its security interest in any proceeds of Collateral or other property which is security for the Obligations.

                (c) For purposes of calculating interest on the Obligations, such payments or other funds received and collected by Lender on account of the Obligations will be applied (conditional upon final collection) to the Obligations one (1) Business Day following the date of receipt of immediately available funds by Lender in the Payment Account. In addition, with respect to all proceeds of Accounts, Credit Card Receivables and Inventory deposited in the Blocked Accounts or otherwise received by Borrowers, which are not remitted to the Payment Account (which shall only be in accordance with Section 6.3(a) and (b) hereof or as hereafter specifically permitted in writing by Lender), Borrowers shall pay to Lender a collection fee on the first day of each month equal to the amount of the Interest Rate on Prime Rate Loans with respect to such proceeds (a) from the earlier of the date of receipt of such proceeds by Borrowers or the date of deposit of such proceeds in the Blocked Accounts and
(b) until the next Business Day. For purposes of calculating the amount of the Revolving Loans available to Borrowers, such payments will be applied (conditional upon final collection) to the Obligations on the business day of receipt by Lender in the Payment Account, if such payments are received within sufficient time (in accordance with Lender's usual and customary practices as in effect from time to time) to credit Borrower's loan account on such day, and if not, then on the next business day.

         6.4 Payments. All Obligations shall be payable to the Payment Account as provided in Section 6.3 or such other place as Lender may designate from time to time. Lender may apply payments received or collected from Borrowers or for the account of Borrowers (including, without limitation, the monetary proceeds of collections or of realization upon any Collateral or other property which is security for the Obligations) to such of the Obligations, whether or not then due, in such order and manner as Lender determines. Lender agrees to apply such payments to the Prime Rate Loans prior to applying such payments against the Eurodollar Rate Loans, unless otherwise directed by Borrowers' Agent. At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of Borrowers. Borrowers shall make all payments to Lender on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral or other property which is security for the Obligations applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrowers shall be liable to pay to Lender, and each of Borrowers does hereby indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         6.5 Authorization to Make Loans. Lender is authorized to make the Loans and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be an officer of a Borrower or of Borrowers' Agent or other authorized person or, at the discretion of Lender, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a Business Day) and the amount of the requested Loan. Requests received after 11:00 a.m. New York City time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to a Borrower or, with respect to Additional L/C Accommodations, to an Additional L/C Debtor, and at the request of and for the benefit of all Borrowers, when deposited to the credit of any Borrower or otherwise disbursed or issued in accordance with the instructions of any Borrower or Borrower's Agent or in accordance with the terms and conditions of this Agreement.

         6.6 Use of Proceeds. The proceeds of the initial Loans made by Lender to Borrowers and Letter of Credit Accommodations extended by Lender to Borrowers hereunder shall be used only for (a) payments to each of the persons listed in the disbursement direction letter furnished by Borrowers to Lender on or about the date hereof, (b) the issuance of the Prepayment L/C and the Indemnity L/Cs,
(c) repayment in full of all outstanding obligations of Borrowers and Obligors to Lender, at the election of Lender, existing as of the date hereof under the Existing Loan Agreement or otherwise, and (d) to pay costs, expenses and fees in connection with the preparation, negotiation and delivery of the Existing Loan Agreement, this Agreement and the other Financing Agreements. All other Loans made or Letter of Credit Accommodations provided by Lender to Borrowers and Additional L/C Debtors pursuant to the provisions hereof shall be used by Borrowers only for general operating, working capital and other proper corporate purposes of Borrowers not otherwise prohibited by the terms hereof and in Lender's discretion to satisfy any of the Obligations. Without limitation, none of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System, as amended.

SECTION 7.   COLLATERAL REPORTING AND COVENANTS

         7.1 Collateral Reporting. Borrowers or Borrowers' Agent shall provide Lender with the following documents in a form satisfactory to Lender: (a) on Tuesday and Thursday of each week, as of the immediately preceding business day, a schedule of Eligible Inventory of Borrowers, setting forth the location thereof, aggregate cost and Retail Sales Price of such Eligible Inventory at each owned and leased warehouse location (including markdowns from the original retail sales price or ticketed sales price with respect thereto); (b) on Tuesday of each week for the immediately preceding week ending on the close of business on Saturday of that week or more frequently as Lender may request, (i) reports of deposits in each of the Concentration Accounts, together with the separate amounts thereof arising from cash sales, Excluded Collections, Credit Card Receivables by each Credit Card Issuer (other than the Financing Subsidiaries) and miscellaneous collections,
(ii) a schedule of the Eligible Inventory at the Retail Stores setting forth the aggregate cost and Retail Sales Price of such Eligible Inventory (including markdowns from the original sales price or ticketed sales price with respect thereto), (iii) except as otherwise agreed in writing by Lender, reports of the cost and other information as required by Lender of or with respect to inventory and other goods at each of the premises of American Consolidation Services, Ltd. and any other cargo consolidator used by Borrowers and approved by Lender as provided herein, (iv) except as otherwise agreed in writing by Lender, reports of the cost and other information as required by Lender of inventory and other goods acquired by Borrowers or Additional L/C Debtors with Letter of Credit Accommodations or Additional L/C Accommodations which are the subject of bills of lading and which have not been delivered to Borrowers at the permitted locations of Eligible Inventory in the United States, and (v) reports of Eligible Inventory to be sold by each department of the Retail Store Subsidiaries; (c) once each month, on or before the tenth (10th) business day of such month for the immediately preceding month or more frequently as Lender may request, (i) agings of merchandise accounts payable, lease payables and other payables, (ii) a schedule of Credit Card Receivables, (iii) the aggregate amount of all sales of Inventory for all Retail Stores and all sales of Inventory by Borrowers to Persons other than Retail Store Subsidiaries, and (iv) a certificate from an authorized officer of Borrowers representing that Borrowers have made payment of sales and use taxes during such month or, at Lender's request, other evidence of such payment, (d) once each month, on or before the twentieth (20th) day of such month, for the immediately preceding month or more frequently as Lender may request, a Schedule of Accounts, Credit Card Receivables owed by the Financing Subsidiaries and intercompany payables (including, those owed to or by the Financing Subsidiaries), and (e) upon Lender's reasonable request, (i) perpetual inventory reports, (ii) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (iii) copies of shipping and delivery documents, and (iv) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by Borrower; and (f) such other reports as to the Collateral and other property which is security for the Obligations as Lender shall reasonably request from time to time. If any of Borrowers' or any other Obligor's records or reports of the Collateral or other property which is security for the Obligations are prepared or maintained by an accounting service, contractor, shipper or other agent, each of Borrowers hereby irrevocably authorizes, and Parent shall cause each of the Obligors to irrevocably authorize, such service, contractor, shipper or agent to deliver such records, reports, and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

         7.2 Accounts Covenants.

                (a) Each Borrower or Borrowers' Agent shall notify Lender promptly of: (i) any material delay in performance by such Borrower of its obligations to any account debtor or the assertion of any claims, offsets, defenses or counterclaims in excess of $100,000 by any account debtor, or any disputes in excess of such sum with account debtors, or any settlement, adjustment or compromise thereof and (ii) all material adverse information relating to the financial condition of any account debtor if such information would have a material adverse effect on the consolidated assets, liabilities, properties or condition, financial or otherwise, of the Apparel Group, taken as a whole. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor without Lender's consent, except in the ordinary course of such Borrower's business in accordance with practices and policies previously disclosed in writing to Lender. So long as no Event of Default exists or has occurred and is continuing, each Borrower shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor. At any time that an Event of Default exists or has occurred and is continuing, Lender shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

                (b) Each Borrower or Borrower's Agent shall promptly report to Lender any return of Inventory by an account debtor to any of Borrowers' warehouse locations having a sales price in excess of $25,000 for reasons relating to the quality of such Inventory. In the event any account debtor of any Borrower returns Inventory when an Event of Default exists or has occurred and is continuing, such Borrower shall, upon Lender's request, (i) hold the returned Inventory in trust for Lender, (ii) segregate all returned Inventory from all of its other property, (iii) dispose of the returned Inventory solely according to Lender's instructions, and (iv) not issue any credits, discounts or allowances with respect thereto without Lender's prior written consent.

                (c) With respect to each Account and Credit Card Receivable:
(i) the amounts shown on any invoice delivered to Lender or schedule thereof delivered to Lender shall be true and complete, (ii) no payments shall be made thereon except payments made pursuant to the terms of this Agreement, (iii) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Lender in accordance with the terms of this Agreement or as provided herein, (iv) none of the transactions giving rise thereto will violate any applicable State or Federal laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms, and (v) there shall be compliance with the provisions of Section 4.1(h) hereof as to each Credit Card Issuer obligated on any Credit Card Receivables.

                (d) Lender shall have the right at any time or times, in Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Account, Credit Card Receivable or other Collateral or property which is security for the Obligations, by mail, telephone, facsimile transmission or otherwise.

                (e) Borrowers shall deliver or cause to be delivered to Lender, with appropriate endorsement and assignment, with full recourse to Borrowers, all chattel paper and instruments arising from sales of Borrowers' Inventory or other Collateral which any Borrower now owns or may at any time acquire immediately upon any Borrower's receipt thereof, except as Lender may otherwise agree.

                (f) Lender may, at any time or times that an Event of Default exists or has occurred and is continuing, (i) notify any or all account debtors that the Accounts, Credit Card Receivables and other obligations included in the Collateral have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all account debtors to make payment thereof directly to Lender, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts, Credit Card Receivables or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Accounts, Credit Card Receivables or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Lender may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices and statements sent to any account debtor shall state that the Accounts, Credit Card Receivables and such other obligations have been assigned to Lender and are payable directly and only to Lender and each Borrower shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Lender may require.

         7.3 Inventory Covenants. With respect to the Inventory: (a) each Borrower shall, and Parent shall cause each other US Subsidiary to, at all times maintain inventory records reasonably satisfactory to Lender, keeping correct and accurate records itemizing and describing the kind, type, quality, location and quantity of Inventory, such Borrower's or US Subsidiary's cost therefor, the Retail Sales Price thereof (including markdowns with respect thereto) and daily withdrawals therefrom and additions thereto in accordance with such Borrower's or US Subsidiary's existing business practices; (b) each Borrower or US Subsidiary shall conduct a physical count of the Inventory at least once each year, but at any time or times as Lender may request on or after an Event of Default, and promptly following such physical inventory shall supply Lender with a report in the form and with such specificity as may be reasonably satisfactory to Lender concerning such physical count; (c) each Borrower shall not remove, and Parent shall cause each Retail Store Subsidiary and each other Subsidiary to not remove, any Inventory from the locations set forth or permitted herein, without the prior written consent of Lender, except for sales of Inventory as permitted hereby and except to move Inventory directly from one location set forth or permitted herein to any other such location; (d) upon Lender's request, Borrowers' Agent shall, at its expense, no more than three times in any twelve
(12) month period, but at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Inventory in form, scope and methodology acceptable to Lender by Gordon Brothers Partners, Inc. or by any other appraiser acceptable to Lender, addressed to Lender or upon which Lender is expressly permitted to rely;
(e) each Borrower shall produce, use, store and maintain the Inventory, with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including, but not limited to, the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) each Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (g) each Borrower shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate Borrower to repurchase such Inventory except with respect to a customer which is a Retail Store Subsidiary; (h) each Borrower shall keep the Inventory in good and marketable condition; and (i) each Borrower shall not, without prior written notice to Lender, acquire or accept any Inventory on consignment or approval except with respect to sales of Inventory to Retail Store Subsidiaries. Borrowers shall not sell any Inventory to any Person other than to any other Borrower or to any Retail Store Subsidiaries or other US Subsidiary without Lender's written consent, except, that, Borrowers may sell Inventory to a Person which is not a US Subsidiary (i) in an aggregate amount in any single transaction or related series of transactions of up to $1,000,000, provided, that, such Inventory is not sold for a sales price below seventy-five (75%) percent of the cost for such Inventory, the purchase price therefor is due and payable on or before delivery to the buyer thereof, written notice thereof is given to Lender pursuant to Section 7.1(c)(iii) hereof, and, all proceeds of such sales of Inventory are immediately paid to Lender, and (ii) where Inventory has been acquired by Borrowers for the specific purpose of resale thereof to such Person, provided that, such Inventory is not sold for a sales price below one hundred (100%) percent of the cost for such Inventory, the entire purchase price therefor is due and payable on or before delivery to the buyer thereof, written notice thereof is given to Lender pursuant to Section 7.1(c)(iii) hereof and the entire proceeds of such sale are immediately paid to Lender. Upon delivery to or for the account of any Borrower, Parent or other Subsidiary of documents of title with respect to Inventory accompanying drafts under a letter of credit opened for the account of any of Borrowers or otherwise relating to Inventory, such documents of title shall be immediately delivered to and held by a customs broker or freight forwarder who has executed a bailment letter with respect thereto in favor of Lender, in form and substance satisfactory to Lender, or, if an Event of Default has occurred, as Lender otherwise directs. All inventory acquired pursuant to the Additional L/C Accommodations shall be owned by and title thereof shall only be in the name of Borrowers, until resold to a Retail Store Subsidiary and all bills of lading with respect to the importation of such inventory into the United States shall be delivered by an overnight courier service only to a customs broker who has executed a bailment letter with respect thereto in favor of Lender, in form and substance satisfactory to Lender. Borrowers shall not use any customs broker or freight forwarder for the importation of Inventory into the United States or any cargo consolidator or store any of their Eligible Inventory nor permit the Additional L/C Debtors to store any of their finished goods inventory outside the United States (other than such inventory which is in transit and covered by a bill of lading issued by a third party and finished goods inventory for which the purchase price has not been paid to the manufacturer thereof located at the premises of such manufacturer) with any Person, except, with respect to each of the foregoing, for any such Person who has executed a bailment letter with respect thereto in favor of Lender, in form and substance satisfactory to Lender.

         7.4 Equipment Covenants. With respect to the Equipment: (a) upon Lender's request, each Borrower shall, at its expense, at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Equipment in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender upon which Lender is expressly permitted to rely;
(b) each Borrower shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (c) each Borrower shall use the Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (d) the Equipment is and shall be used in Borrower's business and not for personal, family, household or farming use; (e) each Borrower shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of such Borrower or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of such Borrower in the ordinary course of business; (f) the Equipment is now and shall remain personal property and each Borrower shall not permit any of the Equipment to be or become a part of or affixed to real property other than the Equipment located on the Real Property which is of the type that has previously become affixed to real property by Borrower; and (g) each Borrower assumes all responsibility and liability arising from the use of the Equipment.

         7.5 Power of Attorney. Each Borrower hereby irrevocably designates and appoints Lender (and all persons designated by Lender) as such Borrower's true and lawful attorney-in-fact, and authorizes Lender, in Borrower's or Lender's name, to: (a) at any time an Event of Default or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing (i) demand payment on Accounts or other proceeds of Inventory or other Collateral, (ii) enforce payment of Accounts, Credit Card Receivables or other obligations included in the Collateral by legal proceedings or otherwise, (iii) exercise all of such Borrower's rights and remedies to collect any Account, Credit Card Receivables or other Collateral, (iv) sell or assign any Account upon such terms, for such amount and at such time or times as the Lender deems advisable,
(v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Account, Credit Card Receivables or other obligation included in the Collateral, (vii) prepare, file and sign such Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor, (viii) notify the post office authorities to change the address for delivery of such Borrower's mail to an address designated by Lender, and open and dispose of all mail addressed to such Borrower, and (ix) do all acts and things which are necessary, in Lender's determination, to fulfill such Borrower's obligations under this Agreement and the other Financing Agreements and (b) at any time to
(i) take control in any manner of any item of payment or proceeds thereof, except Excluded Collections, (ii) have access to any lockbox or postal box into which such Borrower's mail is deposited, (iii) endorse such Borrower's name upon any items of payment or proceeds thereof (except Excluded Collections) and deposit the same in the Lender's account for application to the Obligations,
(iv) endorse such Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement received or otherwise held by Lender relating to any Account or any goods pertaining thereto or any other Collateral,
(v) sign such Borrower's name on any verification of Accounts or Credit Card Receivables and notices thereof to account debtors and (vi) execute in such Borrower's name and file any UCC financing statements or amendments thereto with respect to the Collateral. Each Borrower hereby releases Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender's own gross negligence or wilful misconduct as determined pursuant to a final non-appealable judgment or order of a court of competent jurisdiction.

         7.6 Right to Cure. Lender may, at its option, (a) cure any default by any Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against any Borrower or any other US Subsidiary, (b) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral or other property which is security for the Obligations and (c) pay any amount, incur any expense or perform any act which, in Lender's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral or other property which is security for the Obligations and the rights of Lender with respect thereto. Lender may add any amounts so expended to the Obligations and charge such Borrower's account therefor, such amounts to be repayable by such Borrower on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of any Borrower or any other US Subsidiary. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

         7.7 Access to Premises. From time to time as requested by Lender, at the cost and expense of Borrowers, (a) Lender or its designee shall have complete access to all of Borrowers' premises, and Parent shall cause each other US Subsidiary to permit Lender to have complete access to all of such other US Subsidiary's premises, during normal business hours and after notice to Borrowers' Agent, or at any time and without notice to Borrowers or Borrowers' Agent or Parent if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and other property which is security for the Obligations and all of Borrowers' and such other US Subsidiary's books and records, including, without limitation, the Records, and (b) Borrowers shall promptly furnish or cause to be furnished to Lender such copies of such books and records or extracts therefrom as Lender may request, and (c) Lender may use during normal business hours such of Borrowers', and Parent shall cause each other US Subsidiary to permit Lender to use such of such other US Subsidiary's, personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral and property which is security for the Obligations.

SECTION 8.   REPRESENTATIONS AND WARRANTIES

         Borrowers hereby, jointly and severally, represent and warrant to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations by Lender to
Borrowers:

         8.1 Corporate Existence, Power and Authority; Subsidiaries. Except as set forth on Omnibus Schedule 7, each Borrower and each other Obligor is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on the Apparel Group's consolidated financial condition, results of operations or business or the rights of Lender in or to any of the Collateral or other property which is security for the Obligations. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder are all within each Borrower's and each other Obligor's corporate powers, have been duly authorized and are not in contravention of law or the terms of each Borrower's or any other Obligor's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which any Borrower or any other Obligor is a party or by which any Borrower or any other Obligor or any of their respective property is bound. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of Borrowers, Parent, the other Obligors and Borrower's Agent enforceable in accordance with their respective terms. Borrowers do not have any Subsidiaries except as set forth on Omnibus Schedule 1 hereto or, after the date hereof, as disclosed in writing to Lender and as to which there has been compliance with Sections 9.1 and 9.2 hereof.

         8.2 Financial Statements; No Material Adverse Change. All financial statements relating to Borrowers or any other Subsidiary which have been or may hereafter be delivered by Borrowers to Lender have been prepared in accordance with GAAP and fairly present the financial condition and the results of operation of Borrowers or such other Subsidiary at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished or as otherwise disclosed in writing by Borrowers to Lender prior to the date of this Agreement, there has been no material adverse change in the consolidated assets, liabilities, properties and condition, financial or otherwise, of the Apparel Group, since the date of the most recent audited financial statements furnished by Borrowers to Lender prior to the date of this Agreement.

         8.3 Chief Executive Office; Collateral Locations. The chief executive office of each Borrower and each Borrower's Records concerning Accounts are located only at its respective address set forth below and its only other places of business and the only other locations of Collateral or other property which is security for the Obligations, if any, are the addresses set forth for such Borrower on Omnibus Schedule 2 hereto, subject to the right of any Borrower or other Obligor to establish new locations in accordance with Section 9.2 below. Omnibus Schedule 2 hereto correctly identifies as of the date hereof any of such locations of Borrowers which are not owned by Borrowers and sets forth the owners and/or operators thereof.

         8.4 Priority of Liens; Title to Properties. The security interests and liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and, except as otherwise specifically consented to in writing by Lender, perfected first priority liens and security interests in and upon the Collateral and other property which is security for the Obligations subject only to the subordinate liens indicated on Omnibus Schedule 13 hereto and the senior security interests and liens, respectively, as set forth in the Intercreditor Agreement of the Bank Group and the Noteholders on the Term Loan Priority Collateral. Each Borrower and the other Obligors has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically listed on Omnibus Schedule 13 hereto or permitted under Section 9.8 hereto and the senior security interests and liens, respectively, as set forth in the Intercreditor Agreement of the Bank Group and Noteholders on the Term Loan Priority Collateral.

         8.5 Tax Returns. Except as set forth in Omnibus Schedule 16 hereto, each of Borrowers and the other US Subsidiaries has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it (without requests for extension except as previously disclosed in writing to Lender). All information in such tax returns, reports and declarations is complete and accurate in all material respects. Each of Borrowers and the other US Subsidiaries has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, as to which non-payment thereof (a) would result in a material adverse change in the consolidated assets, business or prospects of the Apparel Group or (b) would impair the ability of any Borrower or any other Obligor to perform its obligations hereunder or under any of the Financing Agreements to which it is a party or of Lender to enforce any obligations or realize upon any Collateral or other property which is security for the Obligations, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to, as applicable, Borrowers or the other US Subsidiaries and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

         8.6 Litigation. Except as set forth on Omnibus Schedule 8 hereto, there is no present investigation by any governmental agency pending, or to the best of any Borrower's knowledge threatened, against or affecting any Borrower or any other Subsidiary, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of any Borrower's knowledge threatened, against any Borrower or other Subsidiary or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against any Borrower or such other Subsidiary (a) would result in any material adverse change in the consolidated assets, business or prospects of the Apparel Group or (b) would impair the ability of any Borrower or any other Obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce any Obligations or realize upon any Collateral or other property which is security for the Obligations.

         8.7 Compliance with Other Agreements and Applicable Laws. Except as set forth in Omnibus Schedule 9 hereto, none of Borrowers or other Subsidiaries is in default in any material respect under, or in violation in any material respect of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound and each of Borrower and the other US Subsidiaries is in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local governmental authority, as to which any such default, violation or non-compliance (a) would result in a material adverse change in the consolidated assets, business or prospects of the Apparel Group or (b) would impair the ability of any Borrower or any other Obligor to perform its obligations hereunder or under any of the Financing Agreements to which it is a party or of Lender to enforce any obligations or realize upon any Collateral or other property which is security for the Obligations.

         8.8 Environmental Compliance.

                (a) Except as set forth on Omnibus Schedule 11 hereto and as provided in subsection (e) of this Section 8.8, Borrowers have not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of Borrowers comply in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.

                (b) Except as set forth on Omnibus Schedule 11 hereto and as provided in subsection (e) of this Section 8.8, there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other person nor is any pending or to the best of any Borrower's knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by Borrowers or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects Borrowers or its business, operations or assets or any properties at which Borrowers have transported, stored or disposed of any Hazardous Materials.

                (c) Except as provided in subsection (e) of this Section 8.8, Borrowers have no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

                (d) Except as provided in subsection (e) of this Section 8.8, Borrowers have all licenses, permits, certificates, approvals or similar authorizations required to be obtained or filed in connection with the operations of Borrowers under any Environmental Law and all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect.

                  (e) Each of subsections (a), (b), (c) and (d) of this Section
8.8 are subject to an additional exception for conditions, events or circumstances that are not, individually or in the aggregate, reasonably likely to give rise to a Material Adverse Retail Store Event.

         8.9 Employee Benefits.

                (a) Borrowers and Obligors have not engaged in any transaction in connection with which Borrowers or any of its ERISA Affiliates could be subject to either a material civil penalty assessed pursuant to Section 502(i) of ERISA or a material tax imposed by Section 4975 of the Code, including any accumulated funding deficiency described in Section 8.9(c) hereof and any deficiency with respect to vested accrued benefits described in Section 8.9(d) hereof.

                (b) No liability to the Pension Benefit Guaranty Corporation has been or is expected by Borrowers to be incurred with respect to any employee pension benefit plan of Borrowers or any of its ERISA Affiliates. There has been no reportable event (within the meaning of Section 4043(b) of ERISA) or any other event or condition with respect to any employee pension benefit plan of Borrowers or any of its ERISA Affiliates which presents a risk of termination of any such plan by the Pension Benefit Guaranty Corporation.

                (c) Full payment has been made of all amounts which Borrowers or any of its ERISA Affiliates is required under Section 302 of ERISA and
Section 412 of the Code to have paid under the terms of each employee pension benefit plan as contributions to such plan as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any employee pension benefit plan, including any penalty or tax described in Section 8.9(a) hereof and any deficiency with respect to vested accrued benefits described in Section 8.9(d) hereof.

                  (d) The current value of all vested accrued benefits under all employee pension benefit plans maintained by Borrowers that are subject to Title IV of ERISA does not exceed the current value of the assets of such plans allocable to such vested accrued benefits, including any penalty or tax described in Section 8.9(a) hereof and any accumulated funding deficiency described in Section 8.9(c) hereof. The terms "current value" and "accrued benefit" have the meanings specified in ERISA.

                (e) Neither Borrowers nor any of their respective ERISA Affiliates is or has (except to the extent that any applicable statute of limitation bars any remedy, proceedings, or actions with respect thereto) ever been obligated to contribute to any "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA) that is subject to Title IV of ERISA.

         8.10 Accuracy and Completeness of Information. The information furnished by or on behalf of any Borrower or any other Subsidiary in writing to Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, taken as a whole, is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the consolidated business, assets or prospects of the Apparel Group, which has not been fully and accurately disclosed to Lender in writing.

         8.11 Interrelated Businesses. Parent is the direct and beneficial owner and holder of all of the issued and outstanding shares of capital stock of the Borrowers other than FB Apparel. FB Clothing, Inc., which is a US Subsidiary, is the beneficial owner and holder of all of the issued and outstanding shares of capital stock of FB Apparel. Each of the Additional L/C Debtors is a Subsidiary and the Additional L/C Accommodations are opened solely for the purpose of (a) with respect to the Additional L/C Debtors other than CS Insurance Ltd., acquiring Inventory by Borrowers for ultimate resale in the Retail Stores and
(b) with respect to CS Insurance Limited, providing insurance services for the Apparel Group. Borrowers and the other US Subsidiaries share an identity of interests such that any benefit received by each of Borrowers benefits the others (except the Financing Subsidiaries). Each Borrower and the other Subsidiaries (a) render services to or for the benefit of the other Borrowers and other Subsidiaries (other than the Financing Subsidiaries), (b) make loans and advances and provide other financial accommodations to or for the benefit of the other Borrowers and the other Subsidiaries (other than the Financing Subsidiaries) (including, inter alia, the payment and/or guaranties by Borrowers and the other Subsidiaries of indebtedness of the other Borrowers and the other Subsidiaries), and (c) provide administrative, marketing, payroll and management services to or for the benefit of the other Borrowers and the other Subsidiaries (other than the Financing Subsidiaries). Borrowers and the other Subsidiaries (other than the Financing Subsidiaries) have centralized accounting and legal services.

         8.12 Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which any Borrower or any other Obligor shall now or hereafter give, or cause to be given, to Lender.

SECTION 9.   AFFIRMATIVE AND NEGATIVE COVENANTS

          9.1 Maintenance of Existence; Subsidiaries. Each Borrower shall, and Parent shall cause each other US Subsidiary and the Additional L/C Debtors to, at all times preserve, renew and keep in full force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted, except, as to only Retail Store Subsidiaries, the failure to do any of the foregoing which does not constitute a Material Adverse Retail Store Event. Each Borrower shall, and Parent shall cause each other Obligor to, give Lender fifteen (15) days prior written notice of any proposed change in its corporate name, which notice shall set forth the new name and, as applicable, such Borrower or other Obligor shall deliver to Lender a copy of the amendment to the Certificate of Incorporation of such Borrower or other Obligor providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of, as applicable, such Borrower or Obligor as soon as it is available. None of Borrowers shall organize or cause to be organized any new US Subsidiary except for a new Retail Store Subsidiary which within ten (10) days after the organization thereof, executes and delivers to Lender (in form and substance satisfactory to Lender) a guarantee of payment of the Obligations, a security agreement granting to

Lender a first and prior security interest in all of its assets as security for such guarantee, UCC financing statements and such other documents as Lender deems necessary to implement the foregoing.

         9.2 New Collateral Locations. Any Borrower or US Subsidiary may only open any new location within the continental United States provided (a) Borrowers' Agent gives Lender ten (10) days prior written notice of the intended opening of any such new location and (b) Lender receives such agreements, guaranties, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral and other property which is security for the Obligations at such location, including, without limitation, UCC financing statements, executed (i) with respect to any new location of Borrowers, by Borrower's Agent and Borrowers, (ii) with respect to any new location of a Retail Store operated by a Retail Store Subsidiary, by such Retail Store Subsidiary, and (iii) with respect to a new location of any other US Subsidiary, by such other US Subsidiary.

         9.3 Compliance with Laws, Regulations, Etc.

                (a) Each Borrower shall, and Parent shall cause each other Subsidiary to, at all times, comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe all requirements of any Federal, State or local governmental authority, including, without limitation, the Employee Retirement Security Act of 1974, as amended, the Occupational Safety and Hazard Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including, without limitation, all of the Environmental Laws.

                (b) Each Borrower shall establish and maintain, at its expense, a system to assure and monitor its continued compliance with all Environmental Laws in all of its operations, which system shall include annual reviews of such compliance by employees or agents of such Borrower who are familiar with the requirements of the Environmental Laws. Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by Borrowers to Lender at Lender's request. Borrowers shall take prompt and appropriate action to respond to any non-compliance with any of the Environmental Laws and shall regularly report to Lender on such response at Lender's request, provided that Borrowers shall give written notice of such non-compliance to Lender by Borrowers.

                (c) Each Borrower shall give both oral and written notice to Lender immediately upon such Borrower's receipt of any notice of, or such Borrower's otherwise obtaining knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material, which shall reasonably be expected to result in a Material Adverse Retail Store Event, or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by Borrower or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material or
(C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or (D) any other environmental, health or safety matter, which affects Borrower or its business, operations or assets or any properties at which Borrower transported, stored or disposed of any Hazardous Materials, which shall reasonably be expected to result in a Material Adverse Retail Store Event.

                (d) Without limiting the generality of the foregoing, whenever Lender reasonably determines that there is non-compliance, or any condition which requires any action by or on behalf of any Borrower in order to avoid any material non-compliance, with any Environmental Law, such Borrower shall, at Lender's request and such Borrower's expense: (i) cause an independent environmental engineer acceptable to Lender to conduct such tests of the site where such Borrower's non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Lender a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Lender a supplemental report of such engineer whenever the scope of such non-compliance, or such Borrower's response thereto or the estimated costs thereof, shall change in any material respect.

                (e) Borrowers shall indemnify and hold harmless Lender, its directors, officers, employees, agents, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including attorneys' fees and legal expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including, without limitation, the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of Borrowers or Obligors and the preparation and implementation of any closure, remedial or other required plans, provided that such indemnification shall not be available to Lender to the extent such losses are determined by a final and non-appealable order of a court of competent jurisdiction to have resulted solely from the gross negligence or wilful misconduct of Lender. All representations, warranties, covenants and indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         9.4 Payment of Taxes and Claims. Each Borrower shall, and Parent shall cause each other Subsidiary to, duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, as to which non-payment thereof (a) would result in a material adverse change in the consolidated assets, business or prospects of the Apparel Group or
(b) would impede the ability of any Borrower or any other Obligor to perform its obligations hereunder or under any of the other Financing Agreements or Lender to enforce any Obligations or realize upon any Collateral or other property which is collateral for the Obligations, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to any Borrower or any of their Subsidiaries and with respect to which adequate reserves have been set aside on its books. Each Borrower shall be liable for any tax or penalties imposed on Lender as a result of the financing arrangements provided for herein and each Borrower agrees to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and, until paid by Borrowers, such amount shall be added and deemed part of the Loans, provided, that, nothing contained herein shall be construed to require Borrowers or Parent to pay any income or franchise taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         9.5 Insurance. Each Borrower shall, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral and other property which is security for the Obligations against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Lender as to form, amount and insurer. Each Borrower shall furnish certificates, policies or endorsements to Lender as Lender shall require as proof of such insurance, and, if any Borrower fails to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrowers. All policies shall provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage and that Lender may act as attorney for Borrowers in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Each Borrower shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and each Borrower shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear (except with respect to of any Term Loan Priority Collateral, to the extent the Intercreditor Agreement is in effect) and further specify that Lender shall be paid regardless of any act or omission by any Borrower or any of its affiliates. At its option, Lender may apply any casualty insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for the Obligations.

         9.6 Financial Statements and Other Information.

                (a) Each Borrower shall, and Parent shall cause each other Subsidiary to, keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral, other property which is security for the Obligations and the business of such Borrower and other Subsidiaries (if any) in accordance with GAAP and Borrowers' Agent shall furnish or cause to be furnished to Lender: (i) within thirty (30) days after the end of each fiscal month, monthly unaudited consolidated financial statements for Parent, and its consolidated Subsidiaries including, without limitation, consolidated financial statements for all of the Retail Store Subsidiaries as a whole, (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), all in reasonable detail, fairly presenting the consolidated financial position and the results of the consolidated operations of Parent and its consolidated Subsidiaries as of the end of and through such fiscal month and (ii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements of Parent (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the consolidated financial position and the results of the consolidated operations of Parent and its consolidated Subsidiaries, including the other Borrowers, as of the end of and for such fiscal year, together with the opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Parent and reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Parent and its consolidated Subsidiaries, as of the end of and for the fiscal year then ended.

                (b) Borrowers' Agent shall promptly notify Lender in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to Inventory having a cost of $100,000 or more or which would otherwise adversely affect the Collateral or any other property which is security for the Obligations in any material respect or which would result in any material adverse change in the consolidated business, properties, assets, goodwill or condition, financial or otherwise of the Apparel Group and (ii) the occurrence of any Event of Default or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

                (c) Borrowers' Agent shall promptly after the sending or filing thereof furnish or cause to be furnished to Lender copies of all reports which Parent or any other Borrower sends to its stockholders generally and copies of all reports and registration statements which Parent or any other Borrower files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

                (d) Borrowers' Agent shall furnish or cause to be furnished to Lender such budgets, forecasts, projections and other information respecting the Collateral and any other property which is security for the Obligations and the consolidated business of the Apparel Group, as Lender may, from time to time, reasonably request. Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrowers or any other Obligor to any court or other government agency or to any participant or assignee or prospective participant or assignee, subject to the confidentiality provisions of Section 12.6 hereof. Each Borrower hereby irrevocably authorizes and directs all accountants or auditors to deliver to Lender, at Borrowers' expense, copies of the financial statements of Parent or any of the other Borrowers or any other Obligor and any reports or management letters prepared by such accountants or auditors on behalf of Parent or any of Borrowers and to disclose to Lender such information as they may have regarding the business of Parent or any of the other Borrowers or any other Obligor. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one (1) year after the same are delivered to Lender, except for any longer period as otherwise designated by Borrowers' Agent to Lender in writing.

         9.7 Sale of Assets, Consolidation, Merger, Dissolution, Etc. Neither any Borrower nor any other Obligor shall (a) merge into or with or consolidate with any other Person (other than a Borrower or Obligor) or permit any other Person (other than a Borrower or Obligor) to merge into or with or consolidate with it, or (b) sell, assign, lease, transfer, abandon or otherwise dispose of any of its assets to any other Person, except for (i) sales of Inventory in the ordinary course of business or as otherwise permitted by Section 7.3 hereof,
(ii) the disposition of (x) Equipment to other US Subsidiaries which are Obligors or (y) of worn-out or obsolete Equipment or Equipment no longer used in the business of such Borrower or such Obligor, provided that, if an Event of Default exists or has occurred and is continuing, any proceeds are paid to Lender, unless such proceeds are Term Loan Priority Collateral, and then only if such proceeds are paid to the Bank Group or the Noteholders, (iii) dispositions by any Borrower or any Obligor of any property to any other Borrower or any other Obligor, (iv) dispositions of any Term Loan Priority Collateral to a Person if the proceeds thereof are applied in accordance with the Intercreditor Agreement, (v) dispositions of assets owned by any Retail Store Subsidiaries in connection with the closing of any Retail Stores, so long as such Retail Store Subsidiary receives aggregate proceeds from sales of inventory included in such assets of an amount at least equal to seventy-five (75%) percent of the aggregate cost of such inventory and the net sale proceeds thereof are immediately remitted to Lender unless such assets are Term Loan Priority Collateral, and (vi) dispositions of the Cash Equivalents and other investments permitted under Section 9.10(b) hereof or (c) form or acquire any US Subsidiaries after the date hereof, except after ten (10) days written notice thereof to Lender, for the organization of a new and additional Retail Store Subsidiary which becomes an Obligor and grants Lender a first and prior security interest in all of its existing and future assets and property, or (d) wind up, liquidate or dissolve, except that any Retail Store Subsidiary may be wound up, liquidated or dissolved by Parent if the Retail Store operated by such Retail Store Subsidiary shall have been closed and any Subsidiary that does not conduct business activities and has no assets may be wound up, liquidated or dissolved, or (e) agree to do any of the foregoing.

         9.8 Encumbrances. None of Borrowers or any other Obligor shall create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including, without limitation, the Collateral or other property which is security for the Obligations, except: (a) liens and security interests of Lender; (b) liens securing the payment of taxes which are not a lien upon the Collateral or other property which is security for the Obligations or are subordinate to the security interest of Lender in the Collateral or other property which is security for the Obligations and as to which non-payment thereof (i) would not result in a material adverse change in the consolidated assets, business or prospects of the Apparel Group and (ii) would not impede the ability of any Borrower to perform its obligations hereunder or under any of the other Financing Agreements or Lender to enforce any Obligations or realize upon any Collateral or other property which is collateral for the Obligations, which taxes are either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to any Borrower or such other US Subsidiary and with respect to which adequate reserves have been set aside on its books; (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of any Borrower's or Obligor's business to the extent: (i) such liens secure indebtedness which is not overdue, (ii) such liens secure indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer and are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or such Obligor, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books, (iii) non-payment thereof would not result in a material adverse change in the consolidated assets, business or properties of the Apparel Group, or (iv) non-payment thereof would not impede the ability of any Borrower or Obligor to perform its obligations hereunder or under any of the other Financing Agreements or Lender to enforce any Obligations or realize upon any Collateral or other property which is collateral for the Obligations; (d) zoning restrictions, easements, licenses, covenants and other, Permitted Exceptions (as defined in each Mortgage) and other restrictions affecting the use of real property or other similar encumbrances which, in the aggregate, are not material in amount and do not interfere in any material respect with the use of such real property or ordinary conduct of the business of any Borrower or Obligor as presently conducted thereon or materially detract from the value of the real property which may be subject thereto; (e) the liens and security interests of the Bank Group and the Noteholders described in the Intercreditor Agreement and which are subject to the terms of the Intercreditor Agreement; (f) purchase money security interests in Equipment (including capital leases) and purchase money mortgages on real estate so long as such security interests and mortgages do not apply to any property of any Borrower or Obligor other than the Equipment or real estate so acquired, and the indebtedness secured thereby does not exceed the cost of the Equipment or real estate so acquired, as the case may be; (g) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation; (h) deposits to secure the performance of bids, trade contracts (other than for borrowed money), freight and customs duties, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (i) liens and security interests created by a Retail Store Subsidiary in favor of C.S.A.C., Inc. to secure advances or financial accommodations made by C.S.A.C., Inc. for purposes of opening and operating Retail Stores operated by such Retail Store Subsidiary and which liens are subordinated in favor of and assigned to Lender pursuant to the Financing Agreements; (j) liens arising by operation of law pursuant to Section 107(1) of the federal Comprehensive Environmental Response, Compensation and Liability Act or a similar state law which secure obligations that, individually or in the aggregate, are reasonably expected to involve less than $1,000,00 and (i) are not due and payable by virtue of a written demand for payment, or (ii) if due and payable, are being contested in good faith by appropriate proceedings; (k) liens created by, and/or setoff rights, in favor of Mellon Bank or any successor cash management bank approved by Lender, (i) with respect to the "Imprest Account" (as defined in its Blocked Account Agreement) as permitted in its Blocked Account Agreement, and
(ii) with respect to its Concentration Account for Returned Items and Account Fees (as such terms are defined in its Blocked Account Agreement; (l) liens and security interests (not otherwise permitted hereunder) which secure obligations not exceeding (as to Borrowers and all US Subsidiaries) $1,000,000 in aggregate amount at any time and which are not secured by Accounts, Inventory, Credit Card Receivables or the proceeds thereof of any of Borrowers or similar assets of any of the Obligors or Additional L/C Debtors; (m) the security interests and liens set forth on Omnibus Schedule 13 hereto; and (n) liens and security interests arising out of the refinancing, extension, renewal or refunding of any indebtedness secured by any lien or security interest permitted by any of the foregoing clauses of this Section 9.8, provided, that (i) such indebtedness is not secured by any additional assets, (ii) the maturity or due date(s) of such indebtedness is not shortened and (iii) the amount of such indebtedness secured by any such lien or security interest is not increased.

         9.9 Indebtedness. None of Borrowers shall incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any indebtedness except (a) the Obligations; (b) unsecured obligations and indebtedness owed by any of Borrowers to any of the other Borrowers or any other Subsidiary; (c) trade obligations and normal accruals in the ordinary course of business not yet due and payable, or with respect to which any Borrower is contesting in good faith the amount or validity thereof by appropriate proceedings diligently pursued and available to any such Borrower and with respect to which adequate reserves have been set aside on its books; (d) purchase money indebtedness (including capital leases) to the extent not incurred or secured by liens (including capital leases) in violation of any other provision of this Agreement; (e) indebtedness of Borrowers and certain Obligors to the Bank Group evidenced by the Bank Group Agreements, all of which indebtedness is secured by the liens and security interests permitted under Section 9.8(e) hereof; provided, that: (i) neither Borrowers nor any Obligors shall make any scheduled prepayments or required payments or other payments of such indebtedness, except as permitted pursuant to clauses (a) through (i), inclusive, of Section 2.17 of the Intercreditor Agreement; (ii) such indebted Borrower or Obligor shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof in a manner that is materially adverse to the Apparel Group, or (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, except as permitted pursuant to clauses (a) through (i), inclusive, of
Section 2.17 of the Intercreditor Agreement and (iii) Borrowers' Agent shall furnish to Lender all notices or demands in connection with such indebtedness as to which non-payment thereof (A) would result in a material adverse change in the consolidated assets, business or prospects of the Apparel Group or (B) would impede the ability of any Borrower to perform its obligations hereunder or under any of the other Financing Agreements or Lender to enforce any Obligations or realize upon any Collateral, either received by any Borrower or on its behalf, promptly after the receipt thereof, or sent by any Borrower or on its behalf, concurrently with the sending thereof, as the case may be, (f) indebtedness of Borrowers and certain Obligors to the Noteholders evidenced by the Noteholders Agreements, all of which indebtedness is secured by the liens and security interests permitted under Section 9.8(e) hereof; provided, that:
(i) neither Borrowers nor any Obligors shall make any scheduled prepayments or required payments or other payments of such indebtedness, except as permitted pursuant to clauses (a) through (i), inclusive, of Section 2.17 of the Intercreditor Agreement; (ii) such indebted Borrower or Obligor shall not directly or indirectly (A) amend, modify, alter or change the terms of such indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof in a manner that is materially adverse to the Apparel Group, or (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, except as permitted pursuant to clauses (a) through (i), inclusive, of the Intercreditor Agreement, and (ii) Borrowers' Agent shall furnish to Lender all notices or demands in connection with such indebtedness as to which non-payment thereof (A) would result in a material adverse change in the consolidated assets, business or prospects of the Apparel Group or (B) would impede the ability of any Borrower to perform its obligations hereunder or under any of the other Financing Agreements or Lender to enforce any Obligations or realize upon any Collateral, either received by any Borrower or on its behalf, promptly after the receipt thereof, or sent by any Borrower or on its behalf, concurrently with the sending thereof, as the case may be; (g) unsecured obligations or indebtedness set forth on Omnibus Schedule 12 hereto; provided, that, (i) except pursuant to and only to the extent of any refinancing thereof permitted pursuant to this Agreement, Borrower may only make regularly scheduled payments of principal and interest in respect of such indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such indebtedness as in effect on the date hereof, (ii) such indebted Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof in a manner that is materially adverse to the Apparel Group, or (B) except pursuant to and only to the extent of any refinancing thereof permitted pursuant to this Agreement, redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrowers' Agent shall furnish to Lender all notices or demands in connection with such indebtedness as to which non-payment thereof (A) would result in a material adverse change in the consolidated assets, business or prospects of the Apparel Group or (B) would impede the ability of any Borrower to perform its obligations hereunder or under any of the other Financing Agreements or Lender to enforce any Obligations or realize upon any Collateral, either received by any Borrower or on its behalf, promptly after the receipt thereof, or sent by any Borrower or Parent or on its behalf, concurrently with the sending thereof, as the case may be; (h) unsecured indebtedness of a type not described in the foregoing clauses, in an aggregate amount existing at any time not to exceed $3,000,000; (i) any indebtedness under any amendments, restatements, renewals, refinancing, extensions or modifications of any of the foregoing unless such amendment, restatement, renewal, extension, refinancing or modification (A) is materially adverse to the Apparel Group or
(B) would impede the ability of any Borrower to perform its obligations hereunder or under any other Financing Agreements or the ability of Lender to enforce any of the Obligations or realize upon any Collateral, (C) would increase the amount or shorten the due dates or maturity dates of any indebtedness permitted hereunder or (D) would result in any of the foregoing being secured by assets which are not collateral therefor on the date hereof;
(j) indebtedness of Parent (but only pursuant to Section 9.10(b) hereof) or any of the US Subsidiaries to any of the other US Subsidiaries and indebtedness of any of the US Subsidiaries to Parent; (k) loans against life insurance policies owned by Borrower to pay for premiums thereunder, provided that, after giving effect to such loans, the cash surrender value of such policies (after giving effect to such loans) shall not be less than the lower of (i)

$6,000,000 or (ii) the cash surrender value thereof on the date hereof; and (l) unsecured guaranties permitted under Omnibus Schedule 9.9 hereto.

         9.10 Loans, Investments, Guarantees, Etc. None of Borrowers or any other US Subsidiary shall, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, loan, dividend or otherwise) or purchase or repurchase the stock or indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the indebtedness, performance, obligations or dividends of any Person or agree to do any of the foregoing, except: (a) the endorsement of instruments for collection or deposit in the ordinary course of business; (b) investments (which may be by capital contributions, loans, dividends or purchases, including, without limitation, loans and dividends by any of the other Borrowers to Parent for the purpose of such permitted investments to be made by Parent): (i) in C.S.I.C., Inc. for the purpose of acquiring Cash Equivalents, (ii) in long term investments (those greater than twelve (12) months in duration) in an aggregate amount (for all of Borrowers and other US Subsidiaries) not greater than $10,000,000 at any time, provided, that, there are no Revolving Loans then outstanding, (iii) in C.S.A.C., Inc. for the purpose of opening and operating new Retail Stores for new Retail Store Subsidiaries and in Retail Store Subsidiaries for the purpose of opening and operating new Retail Stores, provided that, in each case, the conditions of Section 9.1 hereof are satisfied,
(iv) in joint ventures after the date hereof that do not constitute Subsidiaries of Parent in an amount (for all of Borrowers and other US Subsidiaries) equal to or less than (A) the noncash investment of the costs previously capitalized as "other assets" or "prepaid expenses" attributable to the creation or development of joint venture concepts as set forth on Parent's balance sheet immediately after making such investment and delivered to Lender pursuant to Section 9.6(a) hereof, and (B) cash investments by Parent and the US Subsidiaries in such joint ventures in an amount not to exceed $5,000,000 in the aggregate (for all of Borrowers and other US Subsidiaries) existing at any time, (v) in any US Subsidiary (other than a US Subsidiary which does not conduct business in any material respect or have any material assets), (vi) in the securities described on Omnibus Schedule 14 hereto and (vii) of a type not described in the foregoing clauses (b)(i) through (b)(vi) hereof in an aggregate amount (for all of Borrowers and other US Subsidiaries) existing at any time not to exceed $1,000,000, provided that, with respect to the investments described in the foregoing clauses (b)(i) through (b)(vii) hereof there does not exist any Event of Default or condition or event which would, with notice or the passage of time or both, constitute an Event of Default at the time such investment is made or acquired, (c) consistent with past business practices, the unsecured guaranties
(i) by Parent of Borrowers and the other Subsidiaries and (ii) by each Borrower of Parent, the other Borrowers and the other Subsidiaries, and (d) the unsecured guaranties set forth on Omnibus Schedule 14 hereto and any renewals or extensions thereof which do not increase the then outstanding amount thereof.

         9.11 Dividends and Redemptions. Except for (a) cash dividends by Borrowers (other than Parent) to Parent for the purpose of (i) paying corporate overhead of Parent and the US Subsidiaries consistent with past business practices or (ii) funding investments by Parent permitted under Section 9.10(b) hereof and (b) dividends by US Subsidiaries to Borrowers (other than Parent) or other US Subsidiaries of which it is a Subsidiary; none of Borrowers or any other US Subsidiary shall, directly or indirectly, declare or pay any dividends in cash or other of its assets on account of any shares of class of capital stock of such Borrower or any other US Subsidiary now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing.

         9.12 Transactions with Affiliates. None of Borrowers or any other Obligor shall enter into any transaction for the purchase, sale or exchange of property to or by any affiliate except (a) in the ordinary course consistent with past business practices of and pursuant to the reasonable requirements of such Borrower's or other Obligor's business or (b) upon fair and reasonable terms no less favorable to such Borrower or Parent than such Borrower or other Obligor would obtain in a comparable arm's length transaction with an unaffiliated person, except with respect to sales of Inventory to or purchases of Inventory by a Borrower or other Obligor, as to which the sales or purchase price is not less than the cost thereof to the seller thereof.

         9.13 Adjusted Net Worth. Parent shall, at all times, maintain Adjusted Net Worth of not less than $350,000,000.

         9.14 Compliance with ERISA. Borrowers shall not with respect to any "employee pension benefit plans" maintained by Borrower or any of its ERISA
Affiliates:

                (a) to the extent any of the following would constitute a Material Adverse Retail Store Event or create a lien on any of the Collateral or other assets securing the Obligation, (i) terminate any of such employee pension benefit plans so as to incur any liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA, (ii) allow or suffer to exist any prohibited transaction involving any of such employee pension benefit plans or any trust created thereunder which would subject Borrowers or such ERISA Affiliate to a tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA, (iii) fail to pay to any such employee pension benefit plan any contribution which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such plan,
(iv) allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such employee pension benefit plan, (v) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such employee pension benefit plan that is a single employer plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation or (vi) incur any withdrawal liability with respect to any multiemployer pension plan.

                 (b) As used in this Section 9.14, the term "employee pension benefit plans," "employee benefit plans", "accumulated funding deficiency" and "reportable event" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in
Section 4975 of the Code and ERISA.

         9.15 Use of Fashion Bug Card. Parent shall cause, at the request of Lender, each of the Retail Store Subsidiaries to cease making any sales of merchandise to customers of the Retail Store Subsidiaries that purchase such merchandise with the Fashion Bug Card (a) upon the occurrence of an Event of Default that is continuing or (b) if the percentage against the Credit Card Receivables owed by the Financing Subsidiaries which is advanced or paid to Borrowers or any Obligor with respect to such Credit Card Receivables by the Financing Subsidiaries with respect thereto is at any time less than seventy-five (75%) percent (before financing discounts, if any). The Financing Subsidiaries shall not be replaced by any other Credit Card Issuer with respect to the Fashion Bug Card except for any arrangement with such replacement Credit Card Issuer which is not materially adverse from the existing financing arrangements with the Financing Subsidiaries with respect to the Fashion Bug Card and as to which there has been compliance with the provisions of Section 4.1(h) hereof.

         9.16 Costs and Expenses. Borrowers shall pay to Lender on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, the other property which is security for the Obligations, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including, but not limited to: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) costs and expenses and premiums for title insurance and other insurance premiums, environmental audits, surveys, assessments, engineering reports and inspections, appraisal fees and search fees; (c) costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Lender's customary charges and fees with respect thereto; (d) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (e) costs and expenses of preserving and protecting the Collateral and other property which is security for the Obligations; (f) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral or other property which is security for the Obligations, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including, without limitation, preparations for and consultations concerning any such matters); (g) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and other property which is security for all the Obligations and Borrowers' and any other Obligor's operations, plus a per diem charge at the rate of $600 per person per day for Lender's examiners in the field and office; (h) costs and expenses incurred by Lender or arising with respect to the refinancing or proposed refinancing by Lender of the Obligations arising under this Agreement and the other Financing Agreements; and (i) the reasonable fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

         9.17 Further Assurances. At the request of Lender at any time and from time to time, Borrowers shall, and Parent shall cause each of the other Obligors and Additional L/C Debtors to, at Borrowers' expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and other property which is security for the Obligations and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Lender may at any time and from time to time request a certificate from an officer of any of Borrowers or Borrowers' Agent representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied.

In the event of such request by Lender, Lender may, at its option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Lender has received such certificate and, in addition, Lender has determined that such conditions are satisfied. Where permitted by law, each of Borrowers hereby authorize Lender to execute and file one or more UCC financing statements with respect to Collateral signed only by Lender.

SECTION 10.   EVENTS OF DEFAULT AND REMEDIES

         10.1 Events of Default. The occurrence or existence of any one or more of the following events (except, with respect to only the Retail Store Subsidiaries, any such event under clauses (d) through (k) which does not constitute a Material Adverse Retail Store Event) are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

                (a) any Borrower shall fail (i) to pay when due any of the Obligations within two (2) Business Days of the due date thereof or (ii) to observe or perform any of the other terms, covenants, conditions or provisions contained in this Agreement or the other Financing Agreements other than as described in Section 10.1(a)(i) above and such failure shall continue for ten
(10) consecutive days; provided, that, such ten (10) day period shall not apply in the case of: (A) any failure to observe any such term, covenant or condition or provision which is not capable of being cured at all or within such ten (10) day period or which has been the subject of a prior failure within a six (6) month period or (B) an intentional breach by any Borrower of any such term, covenant, condition or provision, or (C) the failure to observe or perform any covenants or provisions with respect to Collateral under this Agreement or any of the other Financing Agreements;

                (b) any representation, warranty or statement of fact made by any Borrower, any Obligor or any Additional L/C Debtor to Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect, provided that such false or misleading representation, warranty or statement of fact made by a Retail Store Subsidiary (other than those which are intentional or which adversely affect Lender's security interest in all such Retail Store Subsidiaries' inventory in any material respect) shall not constitute an Event of Default unless the number of Retail Store Subsidiaries which make such representations, warranties or statements of fact constitute more than two (2%) percent of the total number of Retail Store Subsidiaries;

                (c) any Obligor or Additional L/C Debtor revokes, terminates or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Lender, provided that such failure to so perform (other than any such non-performance which is intentional or which adversely affects Congress' security interest in all such Retail Store Subsidiaries' inventory in any material respect) by a Retail Store Subsidiary shall not constitute an Event of Default unless the number of Retail Store Subsidiaries which fail to so perform constitutes more than two (2%) percent of the total number of Retail Store Subsidiaries which operate Retail Stores.

                (d) (i) any judgment for the payment of money is rendered against any Borrower or any Obligor in excess of $500,000 in any one case or in excess of $1,000,000 in the aggregate and which shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or (ii) any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against any Borrower or any Obligor or any of their assets, which judgment (A) would result in a material adverse change in the consolidated assets, business or prospects of any Borrower or Parent or (B) would impede the ability of any Borrower, Parent or any Obligor to perform its obligations hereunder or under any of the other Financing Agreements or Lender to enforce any Obligations or realize upon any Collateral;

                (e) except as otherwise permitted in this Agreement, (i) any Obligor (being a natural person or a general partner of an Obligor which is a partnership) dies or (ii) any Borrower or any Obligor, which is a partnership or corporation, dissolves or suspends or discontinues doing business;

                (f) any Borrower or any Obligor becomes insolvent (however defined or evidenced), makes an assignment for the benefit of creditors or, makes or sends notice of a bulk transfer (provided that the making or sending of notice of a bulk transfer by Retail Store Subsidiaries shall not constitute an Event of Default unless it constitutes a Material Adverse Retail Store Event);

                (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against any Borrower or any Obligor or Additional L/C Debtor or all or any part of its properties and such petition or application is not dismissed within thirty (30) days after the date of its filing or any Borrower or any Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

                (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by any Borrower or any Obligor or Additional L/C Debtor or for all or any part of its property; or

                (i) any default by any Borrower, any Obligor or any of the Financing Subsidiaries under any agreement, document or instrument relating to any indebtedness for borrowed money owing to any person other than Lender (including, without limitation, under the Bank Group Agreements or the Noteholders Agreements), or any capitalized lease obligations, contingent indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Lender, which default continues for more than the applicable cure period if any, with respect thereto, and would have a material adverse effect upon the consolidated assets, business or prospects of the Apparel Group, or any default by any Borrower or any Obligor or the Financing Subsidiaries under any material contract, lease, license or other obligation to or with any person other than Lender, which default continues for more than the applicable cure period, if any, with respect thereto, and would have a material adverse effect upon the consolidated assets, business or prospects of the Apparel Group;

                (j) any change in the controlling ownership of any of Borrowers or any of the other Obligors;

                (k) the indictment or threatened indictment of any of Borrowers, Parent or any other Obligor under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against Borrower or any other Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property of Borrower or such Obligor, except as set forth on Schedule 8.5 hereto and with respect to only the Retail Store Subsidiaries, any of the foregoing which does not constitute a Material Adverse Retail Store Event;

                (l) any action or inaction by or any of the Borrowers or Obligors which would result in a breach of any of the terms and conditions of the Intercreditor Agreement;

                (m) there shall be a material adverse change in the business or assets of the Apparel Group or, to the extent adversely affecting Credit Card Receivables owed by the Financing Subsidiaries in any material amount, any change in the controlling ownership of or material adverse change in the business or assets of the Financing Subsidiaries after the date hereof; or

                 (n) there shall be an event of default under any of the other Financing Agreements.

         10.2 Remedies.

                (a) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by any Borrower or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Borrower or Borrowers' Agent of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against any Borrower or any Obligor to collect the Obligations without prior recourse to the Collateral or any other property which is security for the Obligations.

                (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require any Borrower, at Borrowers' expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of any Borrower, which right or equity of redemption is hereby expressly waived and released by each Borrower and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, five (5) Business Days prior notice by Lender to Borrowers' Agent designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof to Borrowers and each of Borrowers waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, each of Borrowers waives the posting of any bond which might otherwise be required.

                (c) Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral and Congress Cash Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Each of Borrowers shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and legal expenses.

                (d) Without limiting the foregoing, upon the occurrence of an Event of Default or an event which with notice or passage of time or both would constitute an Event of Default, Lender may, at its option, without notice, (i) cease making Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Revolving Loans and Letter of Credit Accommodations available to Borrowers and Additional L/C Debtors and/or (ii) terminate any provision of this Agreement or the other Financing Agreements providing for any future Loans or Letter of Credit Accommodations to be made by Lender to Borrowers or Additional L/C Debtors.

SECTION 11.   JURY TRIAL WAIVER; OTHER WAIVERS
              AND CONSENTS; GOVERNING LAW

         11.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

                (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

                (b) Each of the parties hereto irrevocably consents and submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York, County of New York and the United States District Court for the Southern District of New York and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against any Borrower or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against any Borrower or its property).

                (c) Each of Borrowers and Borrowers' Agent hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon any of Borrowers or Borrowers' Agent in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, such Borrower or Borrowers' Agent, as the case may be, shall appear in answer to such process with respect to each of them, failing which such Borrower or Borrowers' Agent, as the case may be, shall be deemed in default and judgment may be entered by Lender against such Borrowers or Borrowers' Agent, as the case may be, for the amount of the claim and other relief requested.

                (d) EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO
TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH OF THE PARTIES HERETO HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT EACH OF THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                (e) Lender shall not have any liability to any Borrower (whether in tort, contract, equity or otherwise) for losses suffered by any Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or order of a court of competent jurisdiction binding on Lender, that the losses were the result of an intentional breach of contract by Lender or Lender's own acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

         11.2 Waiver of Notices. Each Borrower and Borrowers' Agent hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on any Borrower or Borrowers' Agent which Lender may elect to give shall entitle such Borrower or any other Borrower or Borrowers' Agent to any other or further notice or demand in the same, similar or other circumstances.

         11.3 Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

         11.4 Waiver of Counterclaims; Punitive Damages and Consequential Damages. Each Borrower and Borrowers' Agent waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) or claims for punitive or consequential damages of any kind of nature in any action or proceeding with respect to this Agreement, the Obligations, the other Financing Agreements, the Collateral or any matter arising therefrom or relating hereto or thereto.

         11.5 Indemnification. Each Borrower shall indemnify and hold Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them (except to the extent resulting solely from Lender's own acts or omissions constituting gross negligence or willful misconduct, as determined pursuant to a final and non-appealable judgment or order of a court of competent jurisdiction) in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including, without limitation, amounts paid in settlement, court costs, and the fees and expenses of counsel. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, each Borrower shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

SECTION 12.   TERM OF AGREEMENT; MISCELLANEOUS

         12.1 Term.

                (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof (except with respect to any of the other Financing Agreements executed after the date hereof and which shall become effective on such date of execution) and shall continue in full force and effect for a term ending on June 1, 1998 unless sooner terminated by Lender pursuant to the terms hereof. Upon the effective date of termination of the Financing Agreements, Borrowers shall pay to Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Lender in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent Obligations, including checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. Such payment and cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Lender, as Lender may, in its discretion, designate in writing to Borrowers' Agent for such purpose. Interest shall be due until and including the next business day, if the amounts so paid by Borrowers to the bank account designated by Lender are received in such bank account later than 12:00 noon, New York City time.

                (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge any Borrower, Parent or any other Obligor or Additional L/C Debtor of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Lender's continuing security interest in the Collateral and other property which is security for the Obligations and the rights and remedies of Lender hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid.

                  (c) If for any reason this Agreement is terminated prior to the end of the then current term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrowers agree to pay to Lender, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:

                           Amount                                           Period
                           ------                                           ------

     (i)      two (2%) percent of Maximum Credit               The date hereof to and including the
                                                               first annual anniversary of the date
                                                               hereof.

     (ii)     one (1%) percent of Maximum Credit               The day after the first annual
                                                               anniversary of the date hereof to and
                                                               including the second annual anniversary
                                                               of the date hereof.

     (iii)    one half of one (l/2%) percent
              of Maximum Credit                                The day after the second annual
                                                               anniversary of the date hereof to but not
                                                               including June 1,1998.

Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrowers agree that it is reasonable under the circumstances currently existing. The early termination fee provided for in this Section 12.1 shall be deemed included in the Obligations. Notwithstanding anything to the contrary contained in this
Section 12.1, the early termination fee provided herein shall be only one-quarter of one (l/4%) percent of the Maximum Credit if this Agreement is terminated after the first annual anniversary of the date hereof but on or prior to the second annual anniversary of the date hereof and will be zero if terminated after the second annual anniversary of the date hereof, provided, that, all of the following conditions are complied with at the time of such termination after the first annual anniversary date hereof, (i) Borrowers elect to terminate the Agreement and the other Financing Agreements, (ii) Borrowers have entered into an agreement with a recognized financial institution to replace the financing arrangements with Lender pursuant to which such financial institution agrees to make loans and provide financial accommodations to Borrowers for working capital on an unsecured basis, (iii) Lender receives payment in full for all outstanding Obligations (including cash collateral for all contingent obligations) on the date of termination from the initial loan proceeds of the replacement loan facility and (iv) no Event of Default has occurred and is continuing.

         12.2 Appointment of Borrowers' Agent.

                (a) Each Borrower hereby irrevocably appoints CS Delaware as Borrowers' Agent hereunder and CS Delaware hereby irrevocably agrees to act in such capacity as agent for each and all of Borrowers hereunder. Each Borrower further irrevocably authorizes Borrowers' Agent to take such action on such Borrowers' behalf and to exercise such rights and powers hereunder as are delegated to Borrowers' Agent by the terms hereof, together with such rights and powers as are reasonably incidental thereto.

                  (b) Borrowers' Agent is hereby expressly and irrevocably authorized by each Borrower, without hereby limiting any other implied or expressed authority, without notice to any Borrower (i) to give and receive on behalf of such Borrower all notices and other materials delivered or to be delivered by Lender to such Borrower or by such Borrower to Lender pursuant to the Financing Agreements, (ii) to request Revolving Loans and Letter of Credit Accommodations on behalf of such Borrower and (iii) to pay, on behalf of such Borrower, all Obligations at any time owed to Lender pursuant to the terms of the Financing Agreements.

         12.3 Notices. All notices, requests and demands hereunder shall be in writing and (a) made to Lender at its address set forth below and to each Borrower and Borrowers' Agent at the chief executive office of Borrowers' Agent set forth below, or to such other address of Lender as Lender may designate by written notice to Borrowers' Agent or to such other address of Borrowers' Agent as Borrowers' Agent may designate by written notice to Lender in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

         12.4 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

         12.5 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable in accordance with its terms by the parties hereto and their respective successors and assigns, except that none of Borrowers or Borrowers' Agent may assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Lender may, after notice to Borrowers' Agent, assign its rights and delegate its obligations under this Agreement and the other Financing Agreements and further may assign, or sell participations in, all or any part of the Loans or any other interest herein to another financial institution or other person which agrees to comply with Section 12.6 hereof, in which event, the assignee or participant shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were the Lender hereunder, except as otherwise provided by the terms of such assignment or participation.

         12.6 Confidentiality.

                (a) Lender shall use all reasonable efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information supplied to it by Borrowers or Borrowers' Agent pursuant to this Agreement which is clearly confidential by its nature or which is clearly and conspicuously marked as confidential at the time such information is furnished by Borrowers or Borrowers' Agent to Lender, provided, that, nothing contained herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order, (ii) to bank examiners and other regulators, auditors and/or accountants, (iii) in connection with any litigation to which Lender is a party, (iv) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) shall have first agreed in writing to treat such information as confidential in accordance with this
Section 12.6, or (v) to counsel for Lender or any participant or assignee (or prospective participant or assignee).

                (b) In no event shall this Section 12.6 or any other provision of this Agreement or applicable law be deemed: (i) to apply to or restrict disclosure of information that has been or is made public by Borrowers or Borrowers' Agent or any third party without breach of this Section 12.6 or otherwise become generally available to the public other than as a result of a disclosure in violation hereof, (ii) to apply to or restrict disclosure of information that was or becomes available to Lender on a non- confidential basis from a person other than Borrowers or Borrowers' Agent, (iii) to require Lender to return any materials furnished by Borrowers or Borrowers' Agent to Lender or
(iv) to prevent Lender from responding to routine informational requests in accordance with the Code of Ethics for the Exchange of Credit Information promulgated by The Robert Morris Associates or other applicable industry standards relating to the exchange of credit information. The obligations of Lender under this Section 12.6 shall supersede and replace the obligations of Lender under any confidentiality letter signed prior to the date hereof.

         12.7 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

         IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed as of the day and year first above written.

LENDER                                      BORROWERS

CONGRESS FINANCIAL CORPORATION              CHARMING SHOPPES, INC.

By:________________________________         By:_______________________________

Title:_____________________________         Title:____________________________

Address                                     Chief Executive Office:

1133 Avenue of the Americas                 450 Winks Lane
New York, New York 10036                    Bensalem, Pennsylvania 19020



                                            CHARMING SHOPPES OF DELAWARE, INC.

                                            By:_______________________________

                                            Title:____________________________

                                            Chief Executive Office

                                            450 Winks Lane
                                            Bensalem, Pennsylvania 19020



                       [SIGNATURES CONTINUE ON NEXT PAGE]

                   [SIGNATURES CONTINUED FROM PRECEDING PAGE]



                                            CSI INDUSTRIES, INC.

                                            By:_______________________________

                                            Title:____________________________

                                            Chief Executive Office:

                                            3411 Silverside Road
                                            106 Weldin Building
                                            Wilmington, Delaware 19810


                                            FB APPAREL, INC.

                                            By:_______________________________

                                            Title:____________________________

                                            Chief Executive Office:

                                            1901 State Road 240E
                                            Greencastle, Indiana 46135


                                            BORROWERS' AGENT

                                            CHARMING SHOPPES OF DELAWARE, INC.,
                                            Borrower's Agent

                                            By:_______________________________

                                            Title:____________________________

                                            Chief Executive Office:

                                            450 Winks Lane
                                            Bensalem, Pennsylvania 19020